                                                                    EXHIBIT 3.5

                                                                  EXECUTION COPY
                                                                  --------------




                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                               AVALON CABLE LLC,
                     A DELAWARE LIMITED LIABILITY COMPANY



THE MEMBERSHIP INTERESTS REFERENCED HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGERS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE MANAGERS OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE MANAGERS TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER. ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF ANY SUCH MEMBERSHIP INTEREST IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THIS LIMITED LIABILITY COMPANY AGREEMENT AND THE MEMBERS AGREEMENT REFERRED TO HEREIN.

                               TABLE OF CONTENTS

                                                                                Page

ARTICLE I
  DEFINITIONS.....................................................................  1
  -----------
  1.1  Definitions................................................................  1
       -----------
  1.2  Other Definitional Provisions.............................................. 14
       ------------------------------

ARTICLE II
  FORMATION OF THE COMPANY........................................................ 14
  ------------------------

  2.1  Name and Formation......................................................... 14
       ------------------
  2.2  Principal Place of Business................................................ 14
       ---------------------------
  2.3  Registered Office and Registered Agent..................................... 14
       --------------------------------------
  2.4  Term....................................................................... 14
       ----
  2.5  Purposes and Powers........................................................ 14
       -------------------

ARTICLE III
  RIGHTS AND DUTIES OF MANAGERS................................................... 15
  -----------------------------

  3.1  Management................................................................. 15
       ----------
  3.2  Number and Qualifications; Class A Observer................................ 17
       -------------------------------------------
  3.3  Election................................................................... 17
       --------
  3.4  Vacancy.................................................................... 18
       -------
  3.5  Removal.................................................................... 18
       -------
  3.6  Meetings of Managers....................................................... 18
       --------------------
  3.7  Quorum..................................................................... 18
       ------
  3.8  Attendance and Waiver of Notice............................................ 18
       -------------------------------
  3.9  Compensation of Managers................................................... 18
       ------------------------
 3.10  Officers................................................................... 19
       --------
 3.11  Committees of Managers..................................................... 19
       ----------------------
 3.12  Issuances of Units; Creation of New Classes of Equity Securities........... 20
       ----------------------------------------------------------------
 3.13  Actions Without a Meeting and Telephone Meetings........................... 21
       ------------------------------------------------
 3.14  Indemnification............................................................ 22
       ---------------

ARTICLE IV
  MEETINGS OF MEMBERS............................................................. 22
  -------------------

  4.1  Meetings of Members........................................................ 22
       -------------------
  4.2  Notice of Meetings of Members.............................................. 22
       -----------------------------

  4.3  Quorum..................................................................... 22
       ------
  4.4  Voting..................................................................... 23
       ------
  4.5  Registered Members......................................................... 23
       ------------------
  4.6  Actions Without a Meeting and Telephone Meetings........................... 23
       ------------------------------------------------
  4.7  Limitation of Liability.................................................... 23
       -----------------------
  4.8  No Right to Withdraw....................................................... 23
       --------------------
  4.9  Outside Activities......................................................... 23
       ------------------
 4.10  Business Opportunity....................................................... 23
       --------------------

ARTICLE V
  UNIT OWNERSHIP.................................................................. 24
  --------------

  5.1  Unit Ownership............................................................. 24
       --------------

ARTICLE VI
  CAPITAL ACCOUNTS................................................................ 24
  ----------------

  6.1  Generally.................................................................. 24
       ---------
  6.2  Method of Determining Profit and Loss...................................... 25
       -------------------------------------
  6.3  No Interest................................................................ 25
       -----------
  6.4  No Withdrawal.............................................................. 25
       -------------

ARTICLE VII
  DISTRIBUTIONS................................................................... 26
  -------------

  7.1  Order of Priority Generally................................................ 26
       ---------------------------
  7.2  Indemnification and Reimbursement for Payments on Behalf of a Unitholder... 27
       ------------------------------------------------------------------------
  7.3  Indemnification for Liabilities............................................ 27
       -------------------------------
  7.4  Special Distributions...................................................... 28
       ---------------------

ARTICLE VIII
  ALLOCATIONS..................................................................... 29
  -----------

  8.1  Regular Allocations........................................................ 29
       -------------------
  8.2  Special Allocations........................................................ 31
       -------------------
  8.3  Tax Allocations............................................................ 32
       ---------------
  8.4  Curative Allocations....................................................... 33
       --------------------

ARTICLE IX
  ELECTIONS AND REPORTS........................................................... 34
  ---------------------

  9.1  Generally.................................................................. 34
       ---------
  9.2  Reports.................................................................... 34
       -------
  9.3  Financial Statements and Other Information................................. 34
       ------------------------------------------
  9.4  Tax Elections.............................................................. 36
       -------------
  9.5  Tax Controversies.......................................................... 37
       -----------------

ARTICLE X
  DISSOLUTION AND TERMINATION..................................................... 38
  ---------------------------

 10.1  Dissolution................................................................ 38
       -----------
 10.2  Liquidation................................................................ 38
       -----------

ARTICLE XI
  ISSUANCE OR TRANSFER OF MEMBERSHIP INTERESTS.................................... 40
  --------------------------------------------

 11.1  Generally.................................................................. 40
       ---------
 11.2  Additional Members......................................................... 41
       ------------------
 11.3  Assignee's Rights.......................................................... 41
       -----------------
 11.4  Withdrawal of Member....................................................... 41
       --------------------
 11.5  Tax Matters................................................................ 41
       -----------

ARTICLE XII
  MATTERS CONCERNING BRIDGE FACILITIES............................................ 42
  ------------------------------------

 12.1  Intentionally Omitted...................................................... 42
       ---------------------
 12.2  Intentionally Omitted...................................................... 42
       ---------------------

ARTICLE XIII
  MISCELLANEOUS PROVISIONS........................................................ 42
  ------------------------

 13.1  Notices.................................................................... 42
       -------
 13.2  Governing Law.............................................................. 42
       -------------
 13.3  No Action for Partition.................................................... 43
       -----------------------
 13.4  Headings and Sections...................................................... 43
       ---------------------
 13.5  Amendments................................................................. 43
       ----------
 13.6  Number and Gender.......................................................... 43
       -----------------
 13.7  Binding Effect............................................................. 43
       --------------
 13.8  Counterparts............................................................... 43
       ------------
 13.9  Severability............................................................... 43
       ------------
13.10  Remedies................................................................... 43
       --------

  13.11  Business Days.............................................................. 44
         -------------
  13.12  Waiver of Jury Trial....................................................... 44
         --------------------
  13.13  No Strict Construction..................................................... 44
         ----------------------
  13.14  Entire Agreement........................................................... 44
         ----------------

SCHEDULE I
----------
  NAMES AND UNIT OWNERSHIP.......................................................... 46

SCHEDULE II
-----------

  OFFICERS OF THE COMPANY........................................................... 48
  -----------------------

EXHIBIT A
---------

  FORM OF NEW BRIDGE LOAN........................................................... 49
  -----------------------

                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                AVALON CABLE LLC

     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement"), dated as of March 26, 1999, of Avalon Cable LLC, a Delaware
 ---------
limited liability company, among the Persons listed on the attached Schedule 1.
                                                                    ----------

     WHEREAS, the Company was formed on October 21, 1998 pursuant to and in accordance with the Act; and

     WHEREAS, in accordance with the Act and the Limited Liability Company Agreement of the Company, dated as of November 6, 1998 (the "Prior Agreement"),
                                                             ---------------
and to effectuate the provisions of the Securities Purchase Agreement, the Members desire to, and hereby, amend and restate the Prior Agreement in its entirety in accordance with this Agreement.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1  DEFINITIONS.  The following terms used in this Agreement shall have
          -----------
the following meanings (unless otherwise expressly provided in this Agreement):

          "ABRY" means ABRY Broadcast Partners III, L.P., a Delaware limited
           ----
partnership.

          "Act" means the Delaware Limited Liability Company Act, as the same
           ---
may be amended from time to time.

          "Adjusted Capital Account Deficit" means, with respect to any Capital
           --------------------------------
Account as of the end of any Fiscal Year or other period, the amount (if any) by which the balance in such Capital Account is less than zero. For this purpose, such Person's Capital Account balance will be (a) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6),
                                                           -  -    -        -
and (b) increased for any amount such Person is obligated to contribute to the Company or is treated as being so obligated pursuant to Treasury Regulation
Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership)
                          -
or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

          "Affiliate" of a Member or Manager means any Person, directly or
           ---------
indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Member or Manager, as applicable. The term "control" as used in the immediately preceding sentence, means with respect to a corporation, limited liability company, limited life company or limited duration company, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, estate, association or other entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

          "Ancillary Agreements" means the Securities Purchase Agreement, the
           --------------------
Members Agreement, the Contribution Agreement, the Assumption Agreement, the Instrument of Assignment, the Put Agreement, the Investment Agreement and all other documents required to be executed (in each case, as in effect from time to time) in order to effectuate the transactions contemplated by the Securities Purchase Agreement.

          "Applicable Rate" for any Class A Unit means 15% per annum compounded
           ---------------
annually as provided in the definition of the term "Yield"; provided, that in
                                                            --------
the event a Sale of the Company has not been effected on or prior to the eleventh anniversary of the First Closing Date, the Applicable Rate shall be 17% per annum compounded annually as provided in the definition of the term "Yield" and shall be deemed to have been 17% retroactively from the First Closing Date.

          "Assignee" means any Unitholder (including a Person who purchases
           --------
Units from the Company) which is not a Member.

          "Avalon Bridge Loan" means the promissory note of the Company dated as
           ------------------
of the First Closing Date in favor of Avalon Cable Holdings, LLC, initially in the principal amount of $18,000,000.

          "Avalon Cable Holdings" means Avalon Cable Holdings, LLC, a Delaware
           ---------------------
limited liability company.

          "Avalon Cable Michigan" means Avalon Cable of Michigan, Inc., a
           ---------------------
Pennsylvania corporation.

          "Avalon Investors" means Avalon Investors, L.L.C., a Delaware limited
           ----------------
liability company.

          "Avalon Members" collectively means Avalon Cable Michigan and Avalon
           --------------
New England, Inc.

          "Avalon Michigan Interest" means the membership interest of Avalon
           ------------------------
Cable Michigan owned by the Company.

          "Avalon Michigan LLC" means Avalon Cable of Michigan, LLC, a Delaware
           -------------------
limited liability company.

          "Avalon New England, Inc." means Avalon Cable of New England Holdings
           ------------------------
Inc., a Delaware corporation.

          "Avalon New England Interest" means the membership interest of Avalon
           ---------------------------
New England LLC owned by the Company.

          "Avalon New England LLC" means Avalon Cable of New England LLC, a
           ----------------------
Delaware limited liability company and wholly-owned Subsidiary of the Company.

          "Bankruptcy" means, with respect to the Company: (i) the Company makes
           ----------
an assignment for the benefit of creditors; (ii) the Company files a voluntary petition of bankruptcy; (iii) the Company is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding; (iv) the Company files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) the Company files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of a nature described in this definition; (vi) the Company seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Company or of all or any substantial part of its properties; (vii) 120 days after the commencement of any proceeding against the Company seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, such proceeding has not been dismissed; or (viii) within 90 days after the appointment without the Company's consent or acquiescence of a trustee, receiver or liquidator of the Company or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

          For definition of "Board", see definition of "Manager."
                             -----

          "Book Value" means, with respect to any Company property, the
           ----------
Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation
Section 1.704-1(b)(2)(iv)(d)-(g).
                          -   -

          "Bridge Facilities" collectively means Indebtedness incurred under the
           -----------------
Lehman Bridge Loan and the Avalon Bridge Loan.

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
which is a nationally recognized holiday.

          "Cable Michigan" means Cable Michigan Inc., a Pennsylvania
           --------------
corporation.

          "Capital Account" means, with respect to any Member, the account
           ---------------
maintained for such Member as provided in Article VI and in a manner which the Managers determine is in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), and this Agreement.

          "Capital Contribution" means any contribution to the capital of the
           --------------------
Company in cash or property by any Person, whenever made.

          "Capital Value" for each Class A Unit means the amount of the Capital
           -------------
contribution paid to the Company in consideration for the issuance of such Class A Unit. Each Class A Unit issued at the First Closing pursuant to the Securities Purchase Agreement will have a Capital Value of $1,000.

          "Class A Manager" has the meaning set forth in Section 3.2(a).
           ---------------

          "Class A Observer" has the meaning set forth in Section 3.2(b).
           ----------------

          "Class A Unit" means a Unit representing a fractional part of the
           ------------
membership interests of the Company and having the rights and obligations specified with respect to a Class A Unit in this Agreement which shall be limited to the 45,000 Units issued to Avalon Investors on the First Closing Date, and any other Class A Units that may be issued to Avalon Investors pursuant to Section 7 of the Members Agreement.

          "Class B Unit" means a Unit representing a fractional part of the
           ------------
membership interests of the Company and having the rights and obligations specified with respect to a Class B Unit in this Agreement.

          "Class B-1 Unit" means a Class B Unit of the subclass to be issued to
           --------------
Avalon Cable New England, Inc.

          "Class B-2 Unit" means a Class B Unit of the subclass to be issued to
           --------------
Avalon Cable Michigan.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended and effective as of the date of this Agreement. Such term will be deemed to include any future amendments to such statutes and any corresponding provisions of succeeding statutes which are mandatory. Such term will also be deemed to include any future amendments or succeeding statutes which call for an election by the Company as to the application of the amendment or succeeding statutes to the Company if the Tax Matters Partner so elects, to the extent that the Tax Matters Partner determines that any such amendments and succeeding statutes do not materially and adversely affect the economic interests of the Unitholders.

          "Company" means the Delaware limited liability company formed and
           -------
governed pursuant to this Agreement.

          "Company Indebtedness" has the meaning set forth in Section 4.7.
           --------------------

          "Distribution" means each distribution made by the Company to a
           ------------
Unitholder, whether in cash, securities of the Company or other property and whether by liquidating distribution, redemption, repurchase or otherwise; provided, that none of the following will be a Distribution: (i) any Special
--------
Distribution; (ii) any recapitalization or exchange of securities of the Company; (iii) any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units; and (iv) a Permitted Redemption.

          "Equity Securities" of any Person means: (i) any capital stock,
           -----------------
partnership, membership, joint venture or other ownership or equity interest, participation or securities (whether voting or non-voting, whether preferred, common or otherwise, and including any stock appreciation, contingent interest or similar right); and (ii) any option, warrant, security or other right (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for, or otherwise to acquire directly or indirectly, any stock, interest, any contract right, any form of derivative, participation or security described in clause (i) above.

          "Fair Market Value" of any asset as of any date means the purchase
           -----------------
price which a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm's-length transaction.

          "Financing Agreement" means any agreement, document or instrument
           -------------------
arising from or related to Indebtedness of the Company.

          "First Closing Date" means the date upon which the Class A Units were
           ------------------
originally issued.

          "First Test Date" means the 30th day after the eighth anniversary of
           ---------------
the First Closing Date.

          "Fiscal Year" means the Company's fiscal year, which shall be the
           -----------
calendar year unless the Managers determine otherwise.

          "GAAP" means United States generally accepted accounting principles,
           ----
as in effect from time to time.

          "Indebtedness" means at a particular time, without duplication, (i)
           ------------
any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) any unsatisfied obligation for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA.

          "Lehman Bridge Loan" means the Bridge Credit Agreement dated as of the
           ------------------
First Closing Date by and among the Company, Avalon Cable Michigan, Inc. and the other parties whose names appear on the signature pages thereto, as in effect from time to time.

          "Liquidator" has the meaning set forth in Section 10.2.
           ----------

          "Losses" means items of loss and deduction of the Company determined
           ------
according to Section 6.2.

          "Majority" means, with respect to the Managers, a combination of any
           --------
of such Managers constituting more than fifty percent (50%) of the number of Managers who are then elected and qualified.

          "Majority in Voting Interest" means Members which own Units having
           ---------------------------
aggregate Voting Interests in excess of 50%.

          "Manager" or "Board" means David Unger, Joel Cohen, Jay Grossman,
           -------      -----
Peggy Koenig, Royce Yudkoff or any other Person that succeeds any of them in his or her capacity as a manager of the Company or is elected to act as an additional manager of the Company as provided in this Agreement.

          "Member" means each Person designated as a member on the attached
           ------
Schedule 1 and hereby made a part of this Agreement, any successor or successors
----------
to all or any part of any such Person's interest in the Company, or any other Person admitted as a member of the Company in accordance with this Agreement, each in the capacity as a member of the Company.

          "Members Agreement" means that certain Amended and Restated Members
           -----------------
Agreement dated as of the date of this Agreement by and among the Company and the Members, as in effect from time to time.

          "Member Nonrecourse Deductions" mean "partner nonrecourse deductions"
           -----------------------------
as determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

          "Mercom" means Mercom, Inc., a Delaware corporation.
           ------

          "Michigan Holdings" means Avalon Cable of Michigan Holdings, Inc., a
           -----------------
Delaware corporation.

          "Minimum Gain" means Company minimum gain determined pursuant to
           ------------
Treasury Regulation Section 1.704-2(d).

          "Net Aggregate Taxable Operating Income" means, with respect to any
           --------------------------------------
holder of Units, the amount, if any, by which taxable income allocated to such holder for all Fiscal Years exceeds taxable losses allocated to such holder for all Fiscal Years, except that taxable income or loss shall not include any gains whatsoever allocated under Section 704(c) of the Code pertaining to "precontribution gain" as that term is used in Treasury Regulation Section 1.704-3(a). Notwithstanding the foregoing, Net Aggregate Taxable Operating Income shall include any gains allocated under Section 704(c) of the Code pertaining to "precontribution gain" but only to the extent such gains are recognized by the Company with respect to an isolated sale or disposition of tangible assets not accompanied, directly or indirectly, by a sale or disposition of intangible assets.

          "Net Losses" has the meaning set forth in Section 8.1(b).
           ----------

          "Net Profits" has the meaning set forth in Section 8.1(a).
           -----------

          "New Bridge Loan" means a loan to the Company:  (i) the proceeds of
           ---------------
which are used to fund in whole or in part acquisitions by the Company or its Subsidiaries and/or costs associated therewith; (ii) bearing interest at a maximum rate per annum equal to (A) at any time when any amount remains outstanding under the Lehman Bridge Loan, the rate in effect at such time under such loan plus 100 basis points, or (B) at any time when there are no amounts
          ----
outstanding under the Lehman Bridge Loan, the rate equal to the yield implied by the trading price of securities issued to refinance the Bridge Facilities plus
                                                                          ----
50 basis points; (iii) that is subordinated to the same extent as, and that has the same interest payment restrictions as, the Avalon Bridge Loan; and (iv) are convertible only on the same terms and conditions as the Avalon Bridge Loan. Each New Bridge Loan shall be evidenced by a promissory note substantially in the form attached hereto as Exhibit A.
                            ---------

          "Nonrecourse Deductions" have the meaning set forth in Treasury
           ----------------------
Regulation Section 1.704-(2)(e).

          "Paid Distributions" as of any Test Date, means the aggregate
           ------------------
Distributions paid in respect of the Class A Units, on or prior to such Test Date, pursuant to Section 7.1.

          "Permitted Pari-Passu Equity" has the meaning set forth in Section
           ---------------------------
3.12(b).

          "Permitted Redemption" means the redemption of Equity Securities
           --------------------
issued to any management employee of or consultant to the Company or any of its Subsidiaries in connection with any termination of employment or consulting arrangement.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

          "PPPE Applicable Rate" for any PPPE Unit means the annual percentage
           --------------------
rate upon which the preferred return, if any, in respect of such PPPE Units shall accrue.

          "PPPE Capital Value" for any PPPE Unit means the aggregate amount of
           ------------------
Capital Contributions made in respect of such PPPE Unit.

          "PPPE Issuance Date" for any PPPE Unit means the date upon which the
           ------------------
Company issues such PPPE Unit.

          "PPPE Unit" means a Unit representing a fractional part of the
           ---------
membership interests of the Company and constituting Permitted Pari-Passu
Equity.

          "PPPE Unpaid Yield" on any PPPE Unit means, as of any date, an amount
           -----------------
equal to the excess, if any, of (a) the aggregate PPPE Yield accrued on such PPPE Unit prior to such date, over (b) the aggregate amount of prior Distributions made on such PPPE Unit by the Company pursuant to Section 7.1(b).

          "PPPE Unreturned Capital Value" for any PPPE Unit means the amount of
           -----------------------------
the PPPE Capital Value for such PPPE Unit, reduced by all Distributions made by the Company in respect of such Unit pursuant to Section 7.1(c).

          "PPPE Yield" on any PPPE Unit means the amount accruing in respect of
           ----------
such Unit on an annual or other specified basis, at the PPPE Applicable Rate for such PPPE Unit in effect from time to time, on (a) the PPPE Unreturned Capital Value for such PPPE Unit plus (b) the PPPE Unpaid Yield for such PPPE Unit for all prior annual or other applicable periods (or portions thereof). In calculating the amount of any Distribution to be made during an annual or other applicable period, the portion of the PPPE Yield for such portion of such annual or other applicable period elapsing before such Distribution is made will be taken into account.

          "Prior Agreement" has the meaning set forth in the recitals.
           ---------------

          "Profits" means items of income and gain of the Company determined
           -------
according to Section 6.2

          "Reference Rate" means the rate equal to the yield implied by the
           --------------
trading price of securities issued to refinance the Bridge Facilities plus 50
                                                                      ----
basis points.

          "Related Agreements" means the Securities Purchase Agreement and the
           ------------------
Members Agreement.

          "Related Boards" means each of the boards of directors or similar
           --------------
governing bodies of Avalon Cable Holdings and its Subsidiaries (other than Company).

          "Related Party" means ABRY, ABRY Partners, Inc., a Delaware
           -------------
corporation, Avalon Cable Finance, Inc., a Delaware corporation, Avalon Cable Holdings, Avalon Cable Holdings Finance, Inc., a Delaware corporation, Michigan Holdings, Avalon Cable Michigan, Avalon New

England, Inc., Avalon New England LLC, Mercom and each of their respective Subsidiaries and Affiliates.

          "Related-Party Agreement" means any agreement, contract or arrangement
           -----------------------
between the Company and/or any of its Subsidiaries, on the one hand, and any other Related Party (other than the Company or any of its Subsidiaries), on the other hand.

          "Restricted Reorganization" means any reorganization of the Company
           -------------------------
whether by merger, consolidation, any reclassification or other change of any Units or any recapitalization of the Company, in each case only where: (i) the Company is not the surviving entity to the reorganization; (ii) the classification of the Class A Units as equity interests for federal income tax purposes is affected; (iii) the securities received by the Class A Unitholders would materially adversely affect the interest of the Class A Unitholders; or
(iv) the rights and priorities of the Class A Units, including, but not limited to, Yield, Capital Value, Allocations, Distributions and voting rights as provided for in this Agreement are adversely affected.

          "Sale of the Company" means any direct or indirect sale or other
           -------------------
disposition of all or substantially all of the consolidated assets of the Parent and its Subsidiaries, including, but not limited to, Avalon Michigan LLC and Avalon New England LLC, whether by means of a sale or other disposition of assets, a sale or other disposition of Equity Securities (including a sale or disposition of Equity Securities of the Company and/or its Members or the direct or indirect owners of its Members), a merger, a consolidation or otherwise, in one or more transactions; except that for purposes of Section 3.1(b)(vi) and
                          ------
Section 10.1, the word "Parent" as it appears in the first sentence of this definition shall be replaced with the word "Company".

          "Securities Purchase Agreement" means that certain Securities Purchase
           -----------------------------
Agreement dated as of November 6, 1998 among the Company, Avalon Cable Holdings, Michigan Holdings, Avalon Cable Michigan, Avalon New England, Inc. and Avalon Investors, as in effect from time to time.

          "Special Capital Account Adjustment" mean an allocation of Net Profits
           ----------------------------------
pursuant to Section 8.1(a)(v)(a) to Unitholders which own Class A Units such that after this allocation, the Net Aggregate Allocation of Section 8.1(a)(v) Profits for each Unitholder of Class A Units equals the Target Amount for each Unitholder of Class A Units. The "Net Aggregate Allocation of Section 8.1(a)(v)
                                   ---------------------------------------------
Profits" for each Unitholder which owns Class A Units equals the aggregate
-------
allocations of Net Profits to such owner's Class A Units that have been made pursuant to Section 8.1(a)(v)(a) and (b) for all periods, reduced by the aggregate allocations of Net Losses pursuant to Section 8.1(b)(i) that have been made against the Net Profits of such owner's Class A Units allocated under
Section 8.1(a)(v)(a) and (b).  The "Target Amount" for each Unitholder is
                                    -------------
determined by multiplying the number of Units owned by such Unitholder as a percentage of the total number of Units outstanding, by an amount equal to the Aggregate Capital Balances, as defined herein. The "Aggregate Capital Balances"
                                                     --------------------------
equal the net positive Capital Account balances of all Unitholders which own Class B Units with respect to those Class B Units, increased by the Net Aggregate Allocation of Section 8.1(a)(v) Profits for all Unitholders which own Class A Units, including the allocation being currently made of Net Profits under Section 8.1(a)(v)(a). However, the Aggregate Capital Balances taken into account for all Unitholders in determining the amount of the allocation of Net Profits pursuant to Section 8.1(a)(v)(a) shall be calculated before any allocation of Net Profits under Section 8.1(a)(v)(b) is made for the same year. No allocation of Net Profits under the Special Capital Account Adjustment shall be made to Unitholders which own Class B Units with respect to such Class B Units. Moreover, no negative allocation of Net Profits shall be made under the Special Capital Account Adjustment. In addition, the Special Capital Account Adjustment shall not be made for any year to the extent that Capital Account balances of all Unitholders which own Class B Units with respect to Class B Units, is not a positive number immediately prior to the time that such adjustment would otherwise be made.

          For example, assume that as of Year X, a Unitholder of Class A Units owns 40,000 Class A Units (which comprise all of the Class A Units), and the total number of Units outstanding equals 551,724 Units. Thus the number of Units owned by such Unitholder as a percentage of the total number of Units outstanding equals 7.25 percent. Assume the net positive Capital Account balances of all Unitholders which own Class B Units with respect to those Class B Units equals $45,000,000. In addition, assume that the Net Aggregate Allocation of Section 8.1(a)(v) Profits with respect to the Unitholder of Class A Units, before determining the allocation being currently made, is equal to zero. In such a case, a Special Capital Account Adjustment, i.e., an allocation of Net Profits to the Unitholder of Class A Units pursuant to Section 8.1(a)(v)(a), will be necessary. The amount of Net Profits that will be allocated pursuant to Section 8.1(a)(v)(a), (assuming Net Profits exist adequate to make such allocation) will be equal to $3,517,520. After such allocation, the Net Aggregate Allocation of Section 8.1(a)(v) Profits with respect to the Unitholder of Class A Units will be equal to $3,517,520. This equals the Target Amount for such Unitholder which is equal to 7.25 percent multiplied times the sum of $45,000,000 and $3,517,520. Assume, in Year X, that Net Profits actually allocated pursuant to Section 8.1(a)(v)(a) are equal to $3,517,520, and that an additional $1 million of Net Profits is allocated for such year under Section 8.1(a)(v)(b). Note that the additional $1 million of Net Profits allocated for such year under Section 8.1(a)(v)(b) is not taken into account in determining the amount of Net Profits allocated under Section 8.1(a)(v) for such year, although it will be taken into account in making such calculations for subsequent years. Note also that allocations of Yield to the owners of Class A Units (and other higher priority allocations), which occur prior to any allocations discussed in this definition, are not taken into account for purposes of these calculations.

          Assume in the subsequent year, that the net positive Capital Account balances of all Unitholders which own Class B Units are equal to $45,927,500. (This equals the initial Capital Account balance of $45,000,000, plus an allocation of 92.75 percent of $1 million in Net profits under Section 8.1(a)(v)(b) for the previous year.) In addition, assume that the number of Units owned by all Persons remains the same. The Net Aggregate Allocation of
Section 8.1(a)(v) Profits for each Unitholder which owns Class A Units is equal to $3,590,020. (This equals the allocation of $3,517,520 under Section 8.1(a)(v)(a) in Year X, plus 7.25 percent of the $1 million allocated in Year X under Section 8.1(a)(v)(b). No additional allocation of Net Profits pursuant to
Section 8.1(a)(v)(a) will be required, since the Net Aggregate Allocation of
Section 8.1(a)(v) Profits for each Unitholder which owns Class A Units is equal to $3,590,020, which equals the Target Amount. The Target Amount is equal to
7.25 percent multiplied by the sum of $45,927,500 and $3,590,020. Thus, since no additional allocation of Net Profits pursuant to Section 8.1(a)(v)(a) will be required, any additional profits remaining shall be allocated under the residual provision of Section 8.1(a)(v)(b) for this year.

          The intention of the Special Capital Account Adjustment is to ensure that if the Company proves profitable, owners of Class A Units receive (both in terms of Net Profits as well as in ultimate Distributions): (i) the Yield with respect to such Units, (ii) the Capital Value with respect to such Units, and
(iii) a residential amount of any gains remaining based on the number of Units owned by such Unitholder as a percentage of the total number of Units outstanding. (In the example, the residual amount is 7.25 percent). However, the appropriate residual amount will not be achieved to the extent that the Class B Units have a positive capital account balance before the allocation of residual profits is made based on the 92.75 percent/7.25 percent (in the example) residual sharing ratio of Section 8.1(a)(v)(b). In such a situation, the Class B Units will receive more than 92.75 percent (in the example) of the residual amount, since their initial positive Capital Account Balance will increase the amount received and the total will exceed 92.75 percent (in the example) of the residual amount left after payment of the Yield and Capital Value with respect to owners of Class A Units. Thus, the purpose of the Special Capital Account Adjustment is to allocate additional Net Profits to the owners of Class A Units so that the "starting point" for such Class A Units (excluding Yield and Capital Value) is proportionate, based on the percentage of total Units owned, to the "starting point" for Class B Units which equals the positive Capital Account balances for such Class B Units. Thus, additional profits are allocated to the Holders of Class A Units, so that the "starting point" for such Units equals 7.25 percent (in the example) of the sum of the positive Capital Account balances for all Class B Holders and the additional profits that have been just been allocated to the owners of Class A Units.

          "Special Distribution" means a distribution made pursuant to Section
           --------------------
7.3.

          "Special Sale" means a sale or other disposition, directly or
           ------------
indirectly, of the equity interest or all or substantially all of the consolidated assets of Avalon New England LLC.

          "Special Sale Price" means the sum of the aggregate cash consideration
           ------------------
and the aggregate Fair Market Value of any other property paid by the acquiror(s) in connection with a Special Sale.

          "Special Sale Proceeds" means the cash portion of the Special Sale
           ---------------------
Price received by Unitholders.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes of this Agreement, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

          "Target Distribution Amount" on the Class A Units means, on the First
           --------------------------
Test Date, an amount equal to the aggregate Yield accrued on such Class A Unit during such the first Target Year. The Target Distribution Amount will increase on each anniversary of the First Test Date in the amount equal to the aggregate Yield accrued on the Class A Units during the immediately preceding Target Year.

          "Target Year" means any 12-month period beginning on either the
           -----------
seventh anniversary of the First Closing Date or any anniversary of such date.

          "Tax Distribution Amount" means the Net Aggregate Taxable Operating
           -----------------------
Income of the Company allocated to such holder, multiplied by the combined Federal and New York State maximum, effective marginal individual tax rates.

          "Tax Matters Partner" has the meaning set forth in Code Section 6231.
           -------------------

          "Test Date" means the First Test Date and any day thereafter.
           ---------

          "Transfer" has the meaning which the Members Agreement assign to that
           --------
term.

          "Transferor Member" has the meaning set forth in Section 11.4.
           -----------------

          "Treasury Regulations" means the income tax regulations promulgated
           --------------------
under the Code and effective as of the date of this Agreement. Such term will be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations which are mandatory. Such term will also be deemed to include any future amendments or succeeding regulations which call for an election by the Company as to the application of the amendment or succeeding regulation to the Company if the Managers so elect, to the extent that the Managers determine that any such amendments and succeeding regulations do not materially and adversely affect the economic interests of the Unitholders.

          "Unallocated Yield" on any Class A Unit means, as of any date, an
           -----------------
amount equal to the excess, if any, of (a) the aggregate Yield accrued on such Class A Unit prior to such date, over (b) the aggregate amount of all prior allocations pursuant to Sections 8.1(a)(ii) and (iii) in respect of such Class A Unit reduced by the aggregate amount of all prior allocations pursuant to
Section 8.1(b)(iii) in respect of such Class A Unit.

          "Unit" means a fractional part of the membership interests of the
           ----
Company; provided, that any class of Units issued will have designations,
         --------
preferences or special rights set forth in this Agreement and the Company interest represented by such class of Units will be determined in accordance with such designations, preferences or special rights.

          "Unitholder" means any Person, whether or not a Member, in its
           ----------
capacity as owner of one or more outstanding Units, as reflected on the Company's books and records.

          "Unpaid Yield" on any Class A Unit means, as of any date, an amount
           ------------
equal to the excess, if any, of (a) the aggregate amount of the accrued Yield on such Class A Unit accrued for all prior annual periods (or portions thereof) as of such date over (b) the aggregate amount of all prior Distributions made by the Company pursuant to Section 7.1(a) in respect of the Unpaid Yield on such Class A Unit and all prior Distributions made on such Class A Unit pursuant to
Section 7.1(b).

          "Unreturned Capital Value" with respect to any Class A Unit, means the
           ------------------------
amount of the Capital Value for such Class A Unit, reduced by the aggregate amount of all prior Distributions made by the Company pursuant to Section 7.1(a) in payment of the Unreturned Capital Value of such Class A Unit and all Distributions made by the Company in respect of such Unit pursuant to Section 7.1(c).

          "Voting Interest" with respect to Class B Units held by any Member
           ---------------
means the percentage which such Class B Units represent of the aggregate number of Class B Units held by Persons who are Members. Class B Units which are owned by Persons who are not Members and Class A Units will have no Voting Interest.

          "Yield" on any Class A Unit means the amount accruing in respect of
           -----
such Unit on an annual basis, at the Applicable Rate in effect from time to time calculated by multiplying such Applicable Rate by the sum of subparagraphs (a) and (b). Subparagraph (a) shall equal the Unreturned Capital Value for such Class A Unit. Subparagraph (b) shall equal the aggregate yield accrued, at the Applicable Rate, on such Class A Unit prior to such date for all prior annual periods (or portions thereof) ending on December 31, less the aggregate amount of all prior Distributions made by the Company pursuant to Section 7.1(a) in respect of the Unpaid Yield on such Class A Unit and all prior Distributions made on such Class A Unit pursuant to Section 7.1(b). In calculating the amount of any Distribution to be made during an annual period, the portion of the Yield on any Class A Unit for such portion of such annual period elapsing before such Distribution is made will be taken into account. Similarly, in determining the Yield, Unallocated Yield, or Unpaid Yield as of any particular date in question, for purposes of this Agreement or any other agreement, the Yield on any Class A Unit for the portion of such annual period prior to and ending upon the particular date in question will be taken in account and will be included in the determination of Yield, Unallocated Yield, or Unpaid Yield, as the case may be.

     1.2  OTHER DEFINITIONAL PROVISIONS.  Capitalized terms used in this
          -----------------------------
Agreement which are not defined in this Article I have the meanings contained elsewhere in this Agreement. Defined terms used in this Agreement in the singular shall import the plural and vice versa.
                                     ----------


                                   ARTICLE II
                            FORMATION OF THE COMPANY
                            ------------------------

     2.1  NAME AND FORMATION.  The name of the Company is "Avalon Cable LLC"
          ------------------
The Company was formed upon the filing of the Certificate of Formation of the Company with the Secretary of State of the State of Delaware on October 21, 1998, pursuant to the Act. This Agreement shall constitute the "limited liability company agreement" (as that term is used in the Act) of the Company.

     2.2  PRINCIPAL PLACE OF BUSINESS.  The Company may locate its place or
          ---------------------------
places of business and registered office at any other place or places as the Managers may from time to time deem necessary or advisable.

     2.3  REGISTERED OFFICE AND REGISTERED AGENT.  The Company's registered
          --------------------------------------
office shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, and the name of its initial registered agent at such address shall be The Corporation Trust Company.

     2.4  TERM.  The term of existence of the Company shall be perpetual from
          ----
the date its Certificate of Formation was filed with the Secretary of State of Delaware, unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

     2.5  PURPOSES AND POWERS.  The purposes and character of the business of
          -------------------
the Company shall be to transact any or all lawful business for which limited liability companies may be organized under the Act. Notwithstanding the foregoing, so long as there is any Unpaid Yield or Unreturned Capital Value with respect to the Class A Units, without the consent of a majority of the holders of the Class A Units, the Company shall not engage in any business other than in the operation and development of cable television systems, internet and telephony services, any other business activity conducted by cable or subscription television companies from time to time, and in each case any activity reasonably related or incidental thereto and reasonable extensions thereof. The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in this Agreement.


                                  ARTICLE III
                         RIGHTS AND DUTIES OF MANAGERS
                         -----------------------------

     3.1  MANAGEMENT.
          ----------

          (a) AUTHORITY GENERALLY.  The powers of the Company shall be exercised
              -------------------
     by or under the authority of, and the business and affairs of the Company shall be managed under, the Managers. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by the Act or this Agreement, including, but not limited to, contracting for or incurring debts, liabilities and other obligations on behalf of the Company. Except as otherwise expressly provided in this Agreement, no Member (in such capacity) shall have the authority or power to act for or on behalf of the Company; to take part in the day-to-day management, the operation, or control of the business and affairs of the Company; to do any act that would be binding on the Company; or to incur any expenditures, debts, liabilities or obligations on behalf of the Company. No non-Member Manager will be treated by virtue of its position as Manager of the Company as a Member of the Company or as a partner of or joint venturer with any Member of the Company. The provisions of this
     Article III concerning the Managers and the actions thereof are subject to the provisions of the Members Agreement.

          (b) LIMITATION OF AUTHORITY.  So long as there is any Unpaid Yield or
              -----------------------
     Unreturned Capital Value with respect to the Class A Units, without first obtaining the written consent of Members which own a majority of the outstanding Class A Units owned by Members, the Managers shall not have the authority to:

               (i) create new classes of Equity Securities senior or pari passu to the Class A Units in right of allocation or payment of the Unpaid Yield or Unreturned Capital Value (including in connection with a Special Distribution), except as otherwise provided in Section
                                   ------
          3.12(b);

               (ii) redeem securities of the Company ranking junior to the Class A Units in right of allocation or payment of the Unpaid Yield or Unreturned Capital Value (including in connection with a Special Distribution), except for Permitted Redemptions;
                         ------

               (iii) make Distributions to any class of Equity Securities, except for Distributions in respect of Class A Units or Distributions
          ------
          made in respect of Permitted Pari-Passu Equity in accordance with
          Section 3.12(b); provided, that the Managers shall be permitted to
                           --------
          cause the Company to make Distributions in accordance with Section 7.1(a) without first having obtained the written consent of such Members;

               (iv) authorize the issuance of additional Class A Units (other than for issuance to Avalon Investors pursuant to Section 7 of the Members Agreement) or any security convertible into or exercisable or exchangeable for Class A Units;

               (v) mandate additional capital contributions by holders of Class A Units (other than pursuant to Section 7 of the Members Agreement or Section 7.2(a) of this Agreement);

               (vi) admit or cause to admit additional members to Avalon Michigan LLC or Avalon New England LLC (other than the Company), or issue Equity Securities of such entities (other than to the Company), or directly or indirectly cause a sale or other disposition of more than 50% (but not a Sale of the Company) of the consolidated assets of the Company and its Subsidiaries, taken as a whole;

               (vii) authorize or cause, directly or indirectly, Avalon Michigan LLC or Avalon New England LLC or any direct or indirect Subsidiary of the Company to engage in transactions or other acts that the Company is prohibited from engaging in pursuant to the terms and conditions of this Agreement;

               (viii) enter into and/or amend or otherwise change any Related Party Agreement other than issuances of Equity Securities of the Company and Permitted Pari Passu Equity in accordance with this Agreement, provided, that the Company may: (i) borrow money from
                     --------
          Related Parties pursuant to New Bridge Loans; (ii) amend this Agreement pursuant to the terms hereof; (iii) amend the Members Agreement pursuant to the terms thereof; and (iv) make payments of types permitted under Section 7.6(c) or (f) of the Senior Credit Agreement.

               (ix) issue any Equity Securities of the Company to employees, consultants, officers or directors of the Company other than for cash in a transaction in which the owners of Class A Units are entitled to participate as provided in the right of first refusal granted in
          Section 6(a) of the Members Agreement;

               (x)   authorize or give effect to a Restricted Reorganization; or

               (xi)  amend any of Sections 3.1(b)(i) through (b)(xi) hereof.


     3.2  NUMBER AND QUALIFICATIONS; CLASS A OBSERVER.
          -------------------------------------------

          (a) The number of Managers of the Company initially shall be five, and may be increased or decreased by the Managers from time to time; provided,
                                                                      --------
     that: (i) in the event that a Sale of the Company has not been effected on or prior to the eleventh anniversary of the First Closing Date, but only until a Sale of the Company occurs; or (ii) so long as Paid Distributions are less than or equal to the Target Distribution Amount on any Test Date, the number of Managers of the Company shall be increased by one additional member (as the case may be, the "Class A Manager") and the vacancy
                                      ---------------
     resulting therefrom shall be filled by action of Members which own a majority of the Class A Units owned by Members; provided further, that if
                                                     ----------------
     at any time the right to designate the Class A Manager ceases, the Class A Manager shall be automatically removed as a Manager and the number of Managers will be reduced by one (subject to later increase by the Managers or as provided in this proviso) once a Sale of the Company occurs. Neither the Managers nor the Class A Observer need be residents of the State of Delaware.

          (b) The Members which own a majority of the Class A Units owned by Members shall be entitled to designate an individual who may attend meetings (whether such meetings are conducted in person or by telephone) of the Board or any committee of the Board (the "Class A Observer"); provided,
                                                   ----------------    --------
     that: (i) at such meetings the Class A Observer shall act in the sole capacity of a non-voting observer; (ii) neither the absence of the Class A Observer from any meeting of the Board nor the absence of notice to the Class A Observer shall prevent the transaction of business in accordance with this Article III at any of such meetings or affect the validity of any written action of the Managers in lieu of a meeting in accordance with this
     Article III; and (iii) the Board may exclude the Class A Observer from any meeting to the extent that, in the Board's reasonable judgment the presence of the Class A Observer at such meeting could result in the waiver by the Company of any evidentiary or discovery privilege between the Company and its professional advisors.

          (C) The Company shall give the Class A Observer: (i) notice of meetings of the Board or any committee of the Board as and when the same are given to the Managers; (ii) notice of meetings of the Related Boards or any committee of such Related Boards as and when the same are given to the members of such Related Boards; and (iii) all materials provided to the Board or any committee of the Board, except to the extent that, in the Board's reasonable judgment, the release of such materials or information by the Company or any of its Affiliates would result in the waiver by the Company or such Affiliate of any evidentiary or discovery privilege between the Company and its professional advisors. The Class A Observer shall agree to hold in confidence and trust and not to misuse or disclose any confidential information provided to the Class A Observer in accordance with this Section 3.2 or otherwise.

     3.3  ELECTION.  The individuals identified in the definition of the term
          --------
"Manager" are hereby elected to serve as the initial Managers. Each such individual, or any other Manager, shall hold office until he or she dies, resigns or is removed by action of the Members (except as provided in the proviso to Section 3.2(a)).

     3.4  VACANCY.  Any vacancy occurring for any reason in the number of
          -------
Managers (including by an increase in the number of Managers authorized pursuant to Section 3.2) shall be filled by action of the Members.

     3.5  REMOVAL.  Managers may be removed at any time, with or without cause,
          -------
by action of the Members; provided, that:  (i) a Class A Manager elected under
                          --------
the proviso to Section 3.2(a) can be removed only upon action of the Members which own a majority of the Class A Units owned by Members; and (ii) the vacancy resulting from a removal of the Class A Manager pursuant to the preceding clause
(i) shall be filled by action of the Members which own a majority of the Class A Units owned by Members.

     3.6  MEETINGS OF MANAGERS.  Meetings of the Managers may be held at such
          --------------------
time and place either within or without the State of Delaware as shall from time to time be determined by the Managers. Initially, the Managers shall have meetings at least once each calendar quarter. Meetings of the Managers may be called by a Majority of the Managers on not fewer than five (5) Business Days' written notice to each Manager, unless such meeting shall be conducted by
                                ------
telephone, in which case such written notice must be given not fewer than two
(2) Business Days prior to such meeting.

     3.7  QUORUM.  At all meetings of the Managers, the presence of a Majority
          ------
of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. The act of a Majority of the Managers shall be the act of the Managers, except as otherwise provided by law or this Agreement. If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A Manager may vote or be present at a meeting either in Person or by proxy.

     3.8  ATTENDANCE AND WAIVER OF NOTICE.  Attendance of a Manager at any
          -------------------------------
meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

     3.9  COMPENSATION OF MANAGERS.  Managers, as such, shall not receive any
          ------------------------
stated salary for their services; provided, that any Manager which is not a
                                  --------
Related Party or affiliated with a Related Party (other than by reason of being a manager, or serving in a similar capacity, thereof) shall receive such compensation for its or his services as may be from time to time agreed upon by a Majority in Voting Interest. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Managers, provided that nothing contained in this Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation for such service.

     3.10 OFFICERS.  The Managers may, from time to time, designate one or more
          --------
Persons to be officers of the Company. The initial officers of the Company are listed on the attached Schedule II. No officer need be a Member or a Manager.
                       -----------
Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. Without limiting the foregoing, the officers (who shall at all times be subject to the authority of the Board) will have the authority to conduct the day-to-day operations of the Company consistent with and in the ordinary course of its business. The Managers may assign titles to particular officers, including, without limitation, chief executive officer, president, vice president, chief operating officer, secretary, assistant secretary, treasurer and assistant treasurer. Each officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company may be filled by the Managers.

     3.11 COMMITTEES OF MANAGERS.
          ----------------------

          (a) CREATION.  The Managers may, by resolution, designate from among
              --------
     the Managers one or more committees (including, but not limited to, an Audit Committee, a Nominating Committee, and a Compensation Committee), each of which shall be comprised of one or more Managers, and may designate one or more of the Managers as alternate members of any committee, who may, subject to any limitations imposed by the Managers, replace absent or disqualified Managers at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in the Act or in the establishment of the committee. Any members thereof may be removed by a Majority of the Managers. Unless the resolution designating a particular committee or this Agreement expressly so provides, a committee of the Managers shall not have the authority to authorize or make a distribution of Company cash or property to the Members or to authorize the issuance of interests in the Company.

          (b)  LIMITATION OF AUTHORITY.  No committee of the Managers shall have
               -----------------------
     the authority of the Managers in reference to:

               (i) amending this Agreement, except that a committee may, to the extent provided in the resolution designating that committee or in this Agreement, exercise the authority of the Managers provided in this Agreement to establish the relative rights and preferences of the membership interests of any class or series;

               (ii)  approving a plan of merger of the Company;

               (iii) recommending to the Members a voluntary dissolution of the Company or a revocation thereof;

               (iv) fixing the compensation of any member or alternate members of such committee; or

               (v) altering or repealing any resolution of the Managers that by its terms provides that it shall not be so amendable or repealable.

     3.12 ISSUANCES OF UNITS; CREATION OF NEW CLASSES OF EQUITY SECURITIES.
          ----------------------------------------------------------------

          (a) Subject to Section 3.12(b) and Section 3.1(b), the Managers shall have sole and complete discretion in determining whether to cause the Company to issue Units, the number of Units to be issued at any particular time, the purchase price or Capital Contribution(s) for any Units issued, and all other terms and conditions applicable to Units and/or governing the issuance of Units; provided, that the Managers shall not issue Units to any
                        --------
     Person unless the issuance of the Units satisfies the conditions set forth in Section 11.1. The purchase price or Capital Contribution(s) for any Unit shall be paid to the Company in cash or cash equivalents, or if approved by the Managers, any other form of consideration; provided, that non-cash
                                                    --------
     consideration shall be allowed in the following cases only:

               (i) the issuance of Units to Persons who are not Related Parties; and

               (ii) the issuance of Units in connection with the conversion of any New Bridge Loans.

          (b) Without first obtaining the written consent of Members which own a majority of the outstanding Class A Units owned by Members, the Managers shall not create new classes of Equity Securities senior or pari passu to the Class A Units in right of allocation of or payment of the Unpaid Yield or Unreturned Capital Value (including in connection with a Special Distribution); except that the Managers will be permitted to authorize and
                    ------
     cause the Company to issue Units of one or more other classes ("Permitted
                                                                    ----------
     Pari Passu Equity") so long as the terms of the Class A Units are more
     -----------------
     favorable to such Units at least as follows:

               (i) prior to any Distribution being made in respect of the Permitted Pari-Passu Equity, all of the Unreturned Capital Value and Unpaid Yield accrued on the Class A Units as of the date of the issuance of such Permitted Pari-Passu Equity (the "Permitted Pari
                                                             --------------
          Passu Equity Issuance Date"), if any, shall be paid in full.  No
          --------------------------
          Distributions described in Section 3.12(b)(ii) in respect of such Permitted Pari Passu Equity shall be made until the entire amount of the Unreturned Capital Value and Unpaid Yield as of the Permitted Pari Passu Equity Issuance Date has been paid in full;

               (ii) after the Distributions described above in clause (i) of this Section 3.12(b) have been made, Distributions up to the amount of the PPPE Unreturned Capital Value in respect of such Permitted Pari Passu Equity may be made to the holders of such Permitted Pari-Passu Equity prior to any additional Distributions being made in respect of the Class A Units. However, after the Distributions described above in clauses (i) and (ii) of this Section 3.12(b) have been made, Distributions of (A) the Unpaid Yield accruing on the Class A Units since the Permitted Pari Passu Equity Issuance Date and (B) PPPE Unpaid Yield in respect of such Permitted Pari Passu Equity, if any, will be paid on a pari passu basis, pro rata according to the unpaid accrued amounts;

               (iii) the Permitted Pari-Passu Equity shall not be subject to mandatory redemption that would enable the holders thereof to receive any amount that they would not be entitled to receive in accordance with the distribution priority set forth above in clauses (i) and (ii) of this Section 3.12(b); and

               (iv) prior to the First Test Date, the Company shall not be contractually obligated to pay, and shall not pay, Distributions of the PPPE Unpaid Yield in respect of such Permitted Pari Passu Equity in an amount that they would not be entitled to receive in accordance with the distribution priority set forth above in clauses (i) and (ii) of this Section 3.12(b).

          (c) Any sale and issuance of Permitted Pari Passu Equity and the terms thereof shall be based on reasonably negotiated terms entered into in good faith by the Company and the purchaser of such Permitted Pari Passu Equity.

          (d) Without first obtaining the written consent of Members which own a majority of the outstanding Class A Units owned by Members, the Permitted Pari Passu Equity shall not be issued to a Related Party or its Affiliate.

     3.13 ACTIONS WITHOUT A MEETING AND TELEPHONE MEETINGS.  Notwithstanding any
          ------------------------------------------------
provision contained in this Agreement, any action of the Managers may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone connection (subject to Section 3.6). Any such action taken by the Managers without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by a Majority of the Managers, or such greater number of Managers, if any, that would be necessary to take such action at a meeting of the Managers.

     3.14 INDEMNIFICATION.  To the fullest extent permitted by the Act, neither
          ---------------
the Managers, officers or Members of the Company nor the Class A Observer shall be liable to the Company or any Member for monetary damages for a breach of duty to the Company or any Member. The Managers, officers, and Members of the Company and the Class A Observer shall be indemnified and held harmless by the Company, including advancement of reasonable attorneys' fees and other expenses, but only to the extent that the Company's assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of Company affairs (but excluding those caused by the gross negligence or willful misconduct of such Manager, officer, Member or Class A Observer), to the fullest extent permitted by, but subject to all limitations and requirements imposed by, the Act. These indemnification rights are in addition to any rights that the Managers, officers or Members of the Company or the Class A Observer may have against third parties, and will inure to the benefit of the respective heirs and personal representatives of the Managers, officers and Members of the Company and the Class A Observer.


                                  ARTICLE IV
                              MEETINGS OF MEMBERS
                              -------------------

     4.1  MEETINGS OF MEMBERS.   Meetings of the Members may be called by the
          -------------------
Managers or by Members which own Units which represent a Majority in Voting Interest. All meetings of the Members shall be held at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Managers or Member(s) calling the meeting and set forth in the respective notice or waivers of notice of such meeting.

     4.2  NOTICE OF MEETINGS OF MEMBERS.  Written or printed notice stating the
          -----------------------------
place, day and hour of the meeting shall be delivered not fewer than (five) 5 Business Days before the date of the meeting (unless such meeting shall be
                                              ------
conducted by telephone, in which case such notice must be
delivered not fewer than two (2) Business Days prior to such meeting), either personally or by any written method by which it is reasonable to expect that the Members would receive such notice not later than the business day prior to the date of the meeting, to each Member having a Voting Interest and to the holders of the Class A Units, by or at the direction of the Member(s) or Manager(s) calling the meeting; provided, that neither the absence of a non-voting
                     --------
representative of the holders of the Class A Units from any meeting of the Members, nor the absence of notice to the holders of the Class A Units shall prevent the transaction of business in accordance with this Article IV at any of such meetings or affect the validity of any written action of the Members in lieu of a meeting in accordance with this Article IV. Such notice may, but need not, specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose(s).

     4.3  QUORUM.  Members which own Units which represent a Majority in Voting
          ------
Interest shall constitute a quorum at all meetings of the Members, except as otherwise provided by law. Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until Members which own Units which represent a Majority in Voting Interest shall be present or represented.

     4.4  VOTING.  For purposes of voting on all matters, other than matters for
          ------
which another portion is required by the Act, at any meeting of the Members at which a quorum is present, the act of Members which own Units which represent a Majority in Voting Interest will constitute the act of the Members unless the vote of a greater number is required by law or this Agreement. A Member may vote or be present at a meeting either in Person or by proxy. There will be no cumulative voting in the election or removal of Managers.

     4.5  REGISTERED MEMBERS.  The Company shall be entitled to treat the owner
          ------------------
of record of any Units as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

     4.6  ACTIONS WITHOUT A MEETING AND TELEPHONE MEETINGS.  Notwithstanding any
          ------------------------------------------------
provision contained in this Agreement, any action of the Members may be taken by written consent without a meeting, or any meeting thereof may be held by means of a conference telephone connection. Any such action which may be taken by the Members without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by Members which own Units which represent not less than the minimum amount of Voting Interest that would be necessary to take such action at a meeting at which all Members entitled to vote on the action were present and voted.

     4.7  LIMITATION OF LIABILITY.  Except as otherwise provided in the Act or
          -----------------------
in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or of any other Member by reason of being a Member. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member will have any fiduciary or other duty to another Member with respect to the business and affairs of the Company. No Member will have any responsibility to restore any negative balance in his or her Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Act or other applicable law.

     4.8  NO RIGHT TO WITHDRAW.  Except as set forth in Section 11.4, no Member
          --------------------
will have any right to resign or withdraw from the Company or to receive any distribution or the repayment of such Member's Capital Contribution, except Distributions as provided in Article VII.

     4.9  OUTSIDE ACTIVITIES.  Subject to the terms of any agreement by any
          ------------------
Member to the contrary, a Member may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities which compete with the Company. Neither the Company nor any other Member shall have any rights by virtue of this Agreement in any business interests or activities of any Member.

     4.10 BUSINESS OPPORTUNITY.  The Avalon Members covenant and agree that
          --------------------
prior to a Related Party entering into any definitive acquisition agreement relating to cable television systems, within a geographic area served by a cable television system owned and operated by the Company or its Subsidiaries, such Members shall give written notice of the proposed transaction to the Board and the Class A Observer; provided, however, that: (i) regardless of the giving of
                      --------  -------
notice under this Section 4.10, the management, employees or officers of any Avalon Member shall not participate in such proposed transaction unless such transaction is first presented to the Company for its consideration; and (ii) notice to the Board and the Class A Observer under this Section 4.10 shall not be required if such notice is prohibited under confidentiality obligations imposed by a third-party or its representatives.


                                   ARTICLE V
                                UNIT OWNERSHIP
                                --------------

     5.1  UNIT OWNERSHIP.  The name, address and Unit ownership of each Member
          --------------
are set forth on the attached Schedule 1.  The Managers may amend such Schedule
                              ----------                               --------
1 from time to time to reflect changes in such names, addresses and/or
-
ownership, including by reason of the admission or withdrawal of any Member or the issuance or transfer of any Unit. A loan or guarantee to the Company by a Member will not be deemed to be a Capital Contribution.

                                  ARTICLE VI
                               CAPITAL ACCOUNTS
                               ----------------

     6.1  GENERALLY.  The Company will maintain a separate Capital Account for
          ---------
each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), and then only upon the consent of (i) the Members that hold a majority of the Class A Units held by Members, and (ii) the Members that hold a majority of the Class B Units held by Members, increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to
                                                                     -
reflect a revaluation of Company property. To the extent that the Company does not increase or decrease Capital Accounts upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), then upon the occurrence of any such event, the Company shall provide for special allocations of gain and loss to achieve a result substantially equivalent to that which would have been obtained by an increase or decrease of Capital Accounts. Such special allocations shall generally be made only upon the consent of (i) the Members that hold a majority of the Class A Units held by Members, and (ii) the Members that hold a majority of the Class B Units held by Members. Notwithstanding the foregoing, special allocations relating to the contribution of money or other property to the Company by a Member holding Class B Units, an Affiliate of any such Member, or a Related Party, as consideration for an interest in the Company, shall be provided if and only if such special allocations are requested by the Members that hold a majority of the Class A Units held by Members. Similarly, special allocations relating to distributions of money or other property by the Company to a Member holding Class B Units, an Affiliate of any such Member, or a Related Party, as consideration for an interest in the Company, shall be provided if and only if such special allocations are requested by the Members that hold a majority of the Class A Units held by Members.

     6.2  METHOD OF DETERMINING PROFIT AND LOSS.  For purposes of computing the
          -------------------------------------
amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article VIII and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item will be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, that:
                        --------

          (a) the computation of all items of income, gain, loss and deduction will include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that
                                          -
     such items are not includable in gross income or are not deductible for federal income tax purposes;

          (b) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such
                                                   -      -
     adjustment will be taken into account as gain or loss from the disposition of such property;

          (c) items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes will be computed by reference to the Book Value of such property;

          (d) items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes will be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g); and
                                          -

          (e) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to
                                                                         -
     be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

     6.3  NO INTEREST.  No interest will be paid by the Company on Capital
          -----------
Contributions or on balances in Capital Accounts.

     6.4  NO WITHDRAWAL.  No Person will be entitled to withdraw any part of his
          -------------
or her Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.


                                  ARTICLE VII
                                 DISTRIBUTIONS
                                 -------------

     7.1  ORDER OF PRIORITY GENERALLY.  As and when determined by the Managers
          ---------------------------
(taking into account any reserves that the Managers deem appropriate except that the Managers shall not have discretion with respect to distributions made pursuant to Section 7.1(a) which shall be mandatory, except to the extent of restrictions imposed by law or third-party contract), subject to any restrictions imposed by law or third-party contract, the Company may make Distributions at any time or from time to time in the following order and priority:

          (a)  FIRST, to the Unitholders until such holders shall have received,
               -----
     their respective Tax Distribution Amounts (giving effect to all prior distributions to holders of such Units for all periods pursuant to this
     Section 7.1(a) with payment of such Tax Distribution Amounts under this section 7.1(a) occurring in chronological order, i.e., with Tax Distribution Amounts pertaining to or accruing in earlier periods paid first, in their entirety, before any payment is made under this section 7.1(a) of Tax Distribution Amounts pertaining to or accruing in subsequent periods). For purposes of determining the amounts of the Unpaid Yield and the Unreturned Capital Value for any Class A Unit, Distributions made in respect of such Class A Unit pursuant to this Section 7.1(a) will be deemed first to be a payment of the Unpaid Yield, and second a payment of the Unreturned Capital Value, of such Class A Unit.

          (b)  SECOND, to the Unitholders which own Class A Units, in proportion
               ------
     to and to the extent of the Unpaid Yield on the Class A Units owned by each such Unitholder as of the time of such Distribution.

          (c)  THIRD, to the Unitholders which own Class A Units, in proportion
               -----
     to and to the extent of the Unreturned Capital Value in respect of the Class A Units owned by each such Unitholder as of the time of such Distribution. No distribution or any portion thereof may be made pursuant to Section 7.1(d) until the entire amount of the distributions pursuant to Sections 7.1(b) and (c) have been made.

          (d)  FOURTH, to the Unitholders, pro rata according to the number of
               ------
     Units owned by each Unitholder as a percentage of the total number of Units outstanding.

Notwithstanding any provisions of this Section 7.1 to the contrary, distributions shall be made pursuant to Sections 7.1(b), (c) and (d) only to the extent of each Unitholder's positive Capital Account balance, after taking into account any previous distributions under this Section 7.1. To the extent that all or any portion of the entire amount of the distributions pursuant to Sections 7.1(b) and (c) has not been made because of an inadequate Capital Account balance, then no distribution or any portion thereof shall be made pursuant to Section 7.1(d) until the entire amount of the distributions pursuant to Sections 7.1(b) and (c) have been made. For purposes of this Section 7.1, a positive Capital Account balance shall include the amount of a Unitholder's share of minimum gain (including any minimum gain arising from prior or current distributions of liability proceeds), which is or would be effectively treated as a deficit restoration obligation, as described in Treasury Regulation Section 1.704-2(g)(1) or (i)(5).

     7.2  INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A
          -------------------------------------------------------------
UNITHOLDER. Except as otherwise provided in this Agreement, if the Company is
----------
required by law (as determined by the Tax Matters Partner based on the advice of legal or tax counsel to the Company) to make any payment on behalf of a Unitholder in its capacity as such (including in respect of withholding taxes, personal property taxes, and unincorporated business taxes, etc.), then such Unitholder (the "Indemnifying Unitholder") will indemnify the Company in full
                 -----------------------
for the entire amount paid, including interest, penalties and expenses associated with such payment. The amount to be indemnified shall be charged against the Capital Account of the Indemnifying Unitholder, and:

          (a) first, promptly upon notification of an obligation to indemnify the Company, the Indemnifying Unitholder will make a cash payment to the Company in an amount equal to the full amount to be indemnified (and the amount paid will be added to the Indemnifying Unitholder's Capital Account but will not be deemed to be a Capital Contribution); and

          (b) then, if any deficiency remains, the Company will reduce the next subsequent distributions which would otherwise be made to the Indemnifying Unitholder pursuant to Section 7.1 until the Company has recovered the amount (including interest accruing at a rate of 12% per annum) to be indemnified (and that the amount of such reduction will be deemed to have been distributed for all purposes, but such deemed distribution will not further reduce the Indemnifying Unitholder's Capital Account).

     A Unitholder's obligation to make contributions to the Company under this
Section 7.2 will survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 7.2, the Company will be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 7.2, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Company's and its Subsidiaries' effective cost of borrowed funds.

     7.3  INDEMNIFICATION FOR LIABILITIES.  In the event that the Company, any
          -------------------------------
Subsidiary of the Company, or any Member that holds Class A Units (or any assets or property of any of the foregoing Persons) become subject to any liability (including but not limited to a liability described in Code Section 6901) relating to income taxes (either federal, state or local), including interest or penalties associated with such taxes, in connection with: (i) the transaction in which all of the stock of Cable Michigan, Inc. was distributed by Commonwealth Telephone Enterprises, Inc. pro rata to its common equity holders;
(ii) the contribution to the Company of the assets of Avalon Cable of New England, Inc.; or (iii) the contribution to the Company of the assets of Avalon Cable of Michigan, Inc., then (a) in the case of clauses (i) and (iii), the Member (or its Affiliates or Subsidiaries) that contributed the assets of Avalon Cable of Michigan, Inc. to the Company, or (b) in the case of clause (ii), the Member (or its Affiliates or Subsidiaries) that contributed the assets of Avalon Cable of New England, Inc. to the Company, shall indemnify the Company and the other Members in full for the entire liability paid, including interest, penalties and expenses associated with such liability. The amount to be indemnified shall be charged against a Capital Account of the indemnifying Member, and such Member shall make payments to the Company pursuant to Section
7.2 hereof. A Unitholder's obligation to make contributions to the Company under this Section 7.3 will survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 7.3, the Company will be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Unitholder under this Section 7.3, including instituting a lawsuit to collect such contribution with interest calculated at a rate equal to the Company's and its Subsidiaries' effective cost of borrowed funds. No inference is intended herein that the Company, any Subsidiary of the Company, or any Member that holds Class A Units (or any assets or property of any of the foregoing Persons) will become subject to any liability described in this Section 7.3, or that the Company is assuming or receiving assets subject to any such liability.

     7.4  SPECIAL DISTRIBUTIONS.
          ---------------------

          (a) In the event of a Special Sale, and then only upon the election of the Board, immediately prior to the consummation of such Special Sale the Company shall distribute 100% of the Avalon New England Interest pursuant to the following provisions:

               (i) Prior to the distribution, the Gross Asset Value of the Avalon New England Interest being distributed shall be adjusted, under the provisions of Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and (g), to equal its gross Fair Market Value and the amount of such adjustment shall be taken into account as gain or loss from the disposition of such Interest for purposes of Article VIII (Allocations);

               (ii) Solely for purposes of this Section 7.4, and solely for purposes of determining the number of Class B Units redeemed pursuant to Section 7.4(a)(iv), the Gross Asset Value of all other assets of the Company, including the Avalon Michigan Interest, shall be deemed to have been adjusted, on a pro forma basis, pursuant to the principles of Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and
          (g), to equal their respective gross Fair Market Values and the amount of such adjustment shall be deemed taken into account, as a pro forma matter, as gain or loss from the disposition of such assets pursuant to the principles of Article VIII (Allocations);

               (iii) The Unitholders which own Class A Units shall receive a percentage of the Avalon New England Interest equal in value to the amount of the Distribution that such Unitholders would have received had an amount equal to the Gross Asset Value of the Avalon New England Interest was distributed by the Company in accordance with Section
          7.1. No Special Distribution or any portion thereof may be made pursuant to Sections 7.4(a)(iv) or (v) until the entire amount of the Distribution described in this Section 7.4(a)(iii) has been paid to the Unitholders which own Class A Units;

               (iv) Avalon New England, Inc. shall receive the following Special Distribution of the Avalon New England Interest in redemption of some or all of its Class B Units: the Company shall redeem the number of Class B Units owned by Avalon New England, Inc. that have an aggregate positive Capital Account balance equal to the Fair Market Value of the Avalon New England Interest being received by Avalon New England, Inc. in the redemption. For purposes of this Section 7.4(a)(iv) only, the aggregate positive Capital Account balance of Class B Units owned by Avalon New England, Inc. shall be determined, on a pro forma basis, by including both the adjustment described in
          Section 7.4(a)(ii), as well as the pro forma adjustment described in
          Section 7.4(a)(iii). In the event that the Fair Market Value of the Avalon New England Interest remaining after the distribution described in Section 7.4(a)(iii) exceeds the positive Capital Account balances of all Class B Units owned by Avalon New England, Inc. as determined under this Section 7.4(a)(iv), then the Special Distribution described in this Section 7.4(a)(iv) shall consist of such percentage of the Avalon New England Interest having a Fair Market Value equal to the positive Capital Account balances of all Class B Units

DATE                     PRINCIPAL LOANED OR REPAID              UNPAID PRINCIPAL BALANCE
----------------------   ------------------------------------    -----------------------------------
___________              $___________                           $____________

          owned by Avalon New England, Inc. as determined under this Section 7.4
          (a)(iv), then the Special Distribution described in this Section 7.4(a)(iv) shall consist of such percentage of the Avalon New England Interest having a Fair Market Value equal to the positive Capital Account balances of all Class B Units owned by Avalon New England, Inc. In that event, any remaining amount of the Distribution shall be distributed in accordance with Section 7.4(a)(v); and

               (v) the Unitholders which own the remaining Class B Units shall receive any remaining amount of such Special Distribution equal in value to the value of the Distribution that such Unitholders would have received had such amounts been distributed by the Company in accordance with Section 7.1.

          (b) If and to the extent required by the Financing Agreements, the Unitholders hereby agree to return any Special Sale Proceeds to the Company, net of any tax liability; provided, that such Special Sale
                                        --------
     Proceeds shall be used only to reduce Indebtedness under the Financing Agreements or as otherwise required or permitted thereunder. Tax liability, for this section only, shall mean the actual taxable income recognized from the Special Sale by the Unitholder multiplied by the combined Federal and New York State maximum, effective marginal individual tax rates.


                                  ARTICLE VII
                                  ALLOCATIONS
                                  -----------

     8.1  REGULAR ALLOCATIONS.
          -------------------

          (a)  ALLOCATION FOR NET PROFIT YEAR. For purposes of this Section 8.1,
               ------------------------------
     subject to Section 8.2, if Profits exceed Losses for a Fiscal Year or other period, the net amount for such period ("Net Profits") shall be allocated
                                              -----------
     according to the following provisions:

               (i)  FIRST, to Unitholders which own Class A Units in proportion
                    -----
          to, and to the extent of, any Losses allocated to them pursuant to
          Section 8.1(b)(iv) for all prior Fiscal Years or other periods. To the extent any allocation of Losses are offset pursuant to this
          Section 8.1(a)(i), such Losses shall be disregarded for purposes of computing subsequent allocations pursuant to this Section 8.1(a)(i);

               (ii) SECOND, to Unitholders which own Class A Units in proportion
                    ------
          to, and to the extent of, any Losses allocated to them pursuant to
          Section 8.1(b)(iii) for all prior Fiscal Years or other periods. To the extent any allocation of Losses are offset pursuant to this
          Section 8.1(a)(ii), such Losses shall be disregarded for purposes of computing subsequent allocations pursuant to this Section 8.1(a)(ii);

               (iii) THIRD, to Unitholders which own Class A Units in proportion
                     -----
          to, and to the extent of, the Unallocated Yield for any Class A Units owned by each Unitholder;

               (iv)  FOURTH, to Unitholders which own Class B Units in
                     ------
          proportion to, and to the extent of, any Losses allocated to them pursuant to Section 8.1(b) for all prior Fiscal Years or other periods. However, Net Profits shall be allocated to each Unitholder which owns Class B Units pursuant to this Section 8.1(a)(iv) only to the extent necessary to eliminate any Adjusted Capital Account Deficit for that Unitholder. To the extent any allocation of Losses are offset pursuant to this Section 8.1(a)(iv), such Losses shall be disregarded for purposes of computing subsequent allocations pursuant to this
          Section 8.1(a)(iv); and

               (v)   FIFTH, (a) to the Unitholders which own Class A Units, in
                     -----
          an amount as provided in the definition of Special Capital Account Adjustment, and, then, to the extent that Net Profits remain after such allocation, to (b) all Unitholders, pro rata according to the number of Units owned by each Unitholder as a percentage of the total number of Units outstanding.

          (b)  ALLOCATION FOR NET LOSS YEAR.  For purposes of this Section 8.1,
               ----------------------------
     subject to Section 8.2, if Losses exceed Profits for a Fiscal Year or other period, the net amount for such period ("Net Losses") shall be allocated
                                              ----------
     according to the following priorities:

               (i)   FIRST, to Unitholders which own Class A Units or Class B
                     -----
          Units in proportion to, and to the extent of any Profits allocated to them pursuant to Section 8.1(a)(v) for all prior Fiscal Years or other periods, in reverse chronological order. To the extent any allocations of Profits are offset pursuant to this Section 8.1(b)(i), such Profits shall be disregarded for purposes of computing subsequent allocations pursuant to this Section 8.1(b)(i);

               (ii)  SECOND, to Unitholders which own Class B Units, pro rata
                     ------
          according to the number of Class B Units owned by each such Unitholder, and then only to the extent of each such Unitholder's positive Capital Account balance;

               (iii) THIRD, to Class A Unitholders in proportion to, and to the
                     -----
          extent of, any Profits allocated to them pursuant to Sections 8.1(a)(ii) or (iii) for all prior Fiscal Years or other periods. To the extent any allocations of Profits are offset pursuant to this
          Section 8.1(b)(iii), such Profits shall be disregarded for purposes of computing subsequent allocations pursuant to this Section 8.1(b)(iii);

               (iv)  FOURTH, to Unitholders which own Class A Units, pro rata
                     ------
          according to the number of Class A Units owned by each such Unitholder, and then only to the extent of each such Unitholder's positive Capital Account balance; and

               (v)   FIFTH, to Unitholders which own Class B-2 Units, pro rata
                     -----
          according to the number of Class B-2 Units owned by each such Unitholder.

     8.2  SPECIAL ALLOCATIONS.
          -------------------

          (a)  NONRECOURSE DEBT.  Losses attributable to a partner nonrecourse
               ----------------
     debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) will be allocated in the manner required by Treasury Regulation Section 1.704-2(i)). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), then Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) will be allocated to the Unitholders in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(i)(4). Losses attributable to nonrecourse deductions (as defined in Treasury Regulation Section 1.704-2(b)(1)) will be allocated in the manner as Net Profits are allocated pursuant to Section 8.1(a)(vi). If there is a net decrease during a Fiscal Year in partnership minimum gain (as defined in Treasury Regulation Section 1.704-2(f)(1)), then Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) will be allocated to the Unitholders in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(f). However, no allocation of profits pursuant to this Section 8.2(a) shall be made to the extent that allocation of Nonrecourse Deductions or Member Nonrecourse Deductions have previously been offset with allocations of Net Profits pursuant to Section 8.1.

          (b)  MINIMUM GAIN CHARGEBACK.  Except as otherwise provided in Section
               -----------------------
     8.2(a), if there is a net decrease in the Minimum Gain during any Fiscal Year, then each Unitholder will be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(f), except that no allocation of Profits pursuant to this Section 8.2(b) shall be made to the extent that allocation of Nonrecourse Deductions or Member Nonrecourse Deductions have previously been offset with allocations of Net Profits pursuant to Section 8.1. This Section 8.2(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and will be interpreted in a manner consistent with such intention.

          (c)  QUALIFIED INCOME OFFSET.  If any Unitholder who unexpectedly
               -----------------------
     receives an adjustment, allocation, or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) has an Adjusted
                                           -  -    -        -
     Capital Account Deficit as of the end of any Fiscal Year, computed after the application of Sections 8.2(a) and 8.2(b) but before the application of any other provision of Section 8.1 or Section 8.2, then Profits for such Fiscal Year will be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 8.2(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)
                                                                             -
     and will be interpreted in a manner consistent with such intention.

          (d)  ADJUSTMENT OF TAX BASIS.  Profits and Losses described in Section
               -----------------------
     6.2(e) will be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Sections 1.704-1(b)(2)(iv)(j), (k) and (m).
                                                    -    -       -

          (e)  TRANSACTION WITH UNITHOLDER.  If, and to the extent that, any
               ---------------------------
     Unitholder is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Unitholder and the Company pursuant to any of Code Sections 1272-1274, 7872, 483 and 482 or any similar provision now or hereafter in effect, and the Tax Matters Partner determines that any corresponding Profit or Loss of the Company should be allocated to the Unitholder who recognized such item in order to reflect the Unitholders' economic interests in the Company, then the Company may so allocate such Profit or Loss.

          (f)  INCOME RELATING TO PREVIOUS TRANSACTIONS.  To the extent that the
               ----------------------------------------
     Company recognizes, in any Fiscal Year, gross income attributable to: (i) transactions occurring before the formation of the Company, involving a Person or its Affiliates who subsequently became a Member of the Company; or (ii) the contribution of assets or liabilities to the Company pursuant to the admission of the contributor as a Member, then such gross income shall be allocated to the Member participating in such transactions or contributions, as the case may be. This Section 8.2(a)(f) shall not apply to items of income or gain from ordinary business operations of the Company.

     8.3  TAX ALLOCATIONS.
          ---------------

          (a)  GENERALLY.  The income, gains, losses, deductions and credits of
               ---------
     the Company will be allocated on a daily basis as if the Company closed its books on a daily basis, for federal, state and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Unitholders for computing their Capital Accounts, except that if any such allocation is not permitted
                             -----------
     by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and credit will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth in this Agreement in computing their Capital Accounts.

          (b)  DIFFERENCES BETWEEN BOOK VALUE AND TAX BASIS.  Items of Company
               --------------------------------------------
     taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company will be allocated among the Unitholders in accordance with Code Section 704(c) using the traditional method of Treasury Regulation Section 1.704-3(b) and the ceiling rule of Treasury Regulation Section 1.704-3(b)(1) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value. To the extent that in any year in which book depreciation is allowed to both the Class A Units and the Class B Units, and an amount of depreciation tax deductions is specially allocated for tax purposes to the Class A Units pursuant to Treasury Regulation Section 1.704-3(b)(1) in excess of the amount of the applicable tax depreciation deduction that the Class A Units would have been allocated if Treasury Regulation Section 1.704-3(b)(1) had not been applied and depreciation tax deductions had instead been allocated to the various Units in proportion to the book depreciation allocation to such Units for that year, an amount of the excess tax depreciation shall reduce the unpaid yield and be treated as a guaranteed payment to such Unitholders for purposes of Article VIII of this Agreement. The tax deductions for the guaranteed payment shall be specially allocated to the Unitholders which own Class B Units who lost the tax depreciation deductions pursuant to Treasury Regulation Section 1.704-3(b)(1). The allocations made pursuant to this Section 8.3(b) shall be made on a daily basis as if the Company closed its books on a daily basis. The Tax Matters Partner will determine the allocation of the aggregate Fair Market Value of the assets contributed to the Company among such assets.

          (c)  ADJUSTMENTS IN BOOK VALUE. If the Book Value of any Company asset
               -------------------------
     is adjusted pursuant to Section 6.2, then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset will take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

          (d)  ALLOCATIONS OF CREDITS AND THE LIKE.  Allocations of tax credits,
               -----------------------------------
     tax credit recapture, and any items related thereto will be allocated to the Unitholders according to their interests in such items as determined by the Tax Matters Partner taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

          (e)  NO EFFECT ON CAPITAL ACCOUNTS.  Allocations pursuant to this
               -----------------------------
     Section 8.3 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Unitholder's Capital Account or share of Profits, Losses, Distributions or other items pursuant to any provision of this Agreement.

     8.4  CURATIVE ALLOCATIONS.  If the Tax Matters Partner determines, after
          --------------------
consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, deduction or credit (an "unallocated
                                                                    -----------
item") is not specified in this Agreement or that the allocation of any item of
----
Company income, gain, loss, deduction or credit (a "misallocated item") under
                                                    -----------------
this Agreement is in the Managers' reasonable judgment inconsistent with the Unitholders' economic interests in the Company (determined by reference to the general principles of Treasury Regulation Section 1.704-1(b) and the factors set forth in Treasury Regulation Section 1.704-1(b)(3)(ii) including any allocation of any item of Company income, gain, loss deduction or credit that does not result in Capital Accounts of each Unitholder that support, as nearly as possible, the Distributions pursuant to Section 7.1 with respect to such Unitholder), then the Company may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided, that no such allocation will have any material
                    --------
effect on the amounts distributable to any Unitholder, including the amounts to be distributed upon the complete liquidation of the Company and that no allocations of Book item shall be made pursuant to this Section 8.4 unless such allocations are of Net Profits or Net Losses; provided further, that no such
                                              -------- -------
allocation or reallocation shall be made unless Members that hold a majority of Class A Units held by Members consent in writing to such allocation or reallocations, which consent shall not be unreasonably withheld.


                                  ARTICLE IX
                             ELECTIONS AND REPORTS
                             ---------------------

     9.1  GENERALLY.  The Company will keep appropriate books and records with
          ---------
respect to the Company's business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.2 or pursuant to applicable laws. The Members (subject to reasonable confidentiality requirements that the Board may impose) shall have such right to request and receive information concerning the Company and its affairs as is required by the Act.

     9.2  REPORTS.  The Company will use reasonable efforts to deliver or cause
          -------
to be delivered, by March 1 (and, in any event, will deliver not later than March 31 of each year except that such date shall be May 31 with respect to the Company's first Fiscal Year) to each Person who was a Unitholder at any time during the previous Fiscal Year, all information necessary for the preparation of such Person's United States federal income tax returns and any state, local and foreign income tax returns which such Person is required to file as a result of the Company being engaged in a trade or business within such state, local or foreign jurisdiction, including a statement showing such Person's share of income, gains, losses, deductions and credits for such year for United States federal income tax purposes (and, if applicable, state, local or foreign income tax purposes) and the amount of any Distributions made to or for the account of such Person. Upon the written request of any such Person made not later than 30 days after the end of each Fiscal Year and at the sole expense of such Person, the Company will use reasonable efforts to deliver or cause to be delivered any additional information necessary for the preparation of any state, local and foreign income tax returns which must be filed by such Person.

     9.3  FINANCIAL STATEMENTS AND OTHER INFORMATION.  The Company shall
          ------------------------------------------
deliver: (i) to Avalon Investors so long as Avalon Investors or any of its Affiliates holds any Class A Units; or (ii) to a non-Affiliate transferee of Avalon Investors so long as such transferee holds 25% or more of the Class A Units outstanding immediately after the First Closing Date:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited combined consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited combined consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, provided that the delivery
                                                    --------
     of the Company's annual report on Form 10-K shall be deemed to satisfy the requirements of this paragraph;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited combined consolidated balance sheet of the Company and its consolidated Subsidiaries, as at the end of such quarter and the related unaudited combined consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by the Company's principal accounting officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of certain footnotes), provided that the Company shall furnish such
                                    --------
     financial information for the quarter ended September 30, 1998 not later than December 15, 1998, provided, further that the delivery of the
                             --------  -------
     Company's quarterly report on Form 10-Q shall be deemed to satisfy the requirements of this paragraph;

          (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Company (other than the third, sixth, ninth and twelfth such month), commencing with the month of November, 1998, the unaudited combined consolidated balance sheets of the Company and its Subsidiaries as at the end of such month and the related unaudited combined consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by the Company's principal accounting officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of certain footnotes); provided that the Company shall furnish such financial information for each month ending on or prior to March 31, 1999 not later than 60 days after the end of such month; provided, that all
                                                         --------
     financial statements required under Sections 9.3(a), (b) and (c) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);

          (d) promptly upon receipt thereof, a copy of such accounting firm's annual management letter to the Managers;

          (e) as soon as practicable (but in any event within thirty (30) days) prior to the end of each fiscal year, an annual budget prepared on a monthly basis for the Company and the Subsidiaries (if any) for the succeeding fiscal year (reflecting anticipated statements of income, members' equity and cash flows and balance sheets) together with a summary of the assumptions underlying such budget;

          (f) as soon as practicable (but in any event within ten (10) days) after transmission thereof, copies of registration statements and all regular, special or periodic reports which it files with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, copies of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments in the Business and any information which the Company is required to supply to its lenders;

          (g) annually (and in any event no later than ten (10) days after adoption by the Managers or the officers of the Company) the financial plan of the Company, in such manner and form as approved by the Managers, which financial plan shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such Fiscal Year and a projected balance sheet as of the end of each fiscal quarter in such Fiscal Year. Any material changes in such financial plan shall be delivered to such holders of Class A Units as promptly as practicable after such changes have been approved by the Managers;

          (h) with reasonable promptness, such other information and data with respect to the Company and its Subsidiaries as any such holder of Class A Units may from time to time reasonably request; and

          (i) the Company will use reasonable efforts to cause copies of draft tax returns of the Company to be furnished to such holders of Class A Units for review in advance of their filing; provided, however, that no such
                                            --------  -------
     holder of Class A Units shall have the right to approve or reject the content of any such tax return. The Company, any Member or any Related Party will not take a position in any such tax return that is inconsistent with any treatment described in this Agreement or in any other document relating to this Agreement and the Ancillary Agreements to which Avalon Investors is a party. The Company will generally cooperate with Avalon Investors and its representatives in providing information and data with respect to the Company and its Subsidiaries and answer questions with regard to Avalon Investors' completion of its annual appraisal of the Company; provided, that such cooperation does not unreasonably interfere
              --------
     with the day-to-day operation of the Business.

     9.4  TAX ELECTIONS.  The taxable year will be the Fiscal Year, unless the
          -------------
Tax Matters Partner determines otherwise in compliance with applicable laws. The Tax Matters Partner will determine whether to make or revoke any available election pursuant to the Code, except that the Tax Matters Partner shall make all elections and shall take all necessary steps (assuming such elections and steps are available under the federal income tax law then in effect) such that:
(i) the Company is taxed as a partnership for federal income tax purposes; and
(ii) Avalon Michigan LLC and Avalon New England LLC are either ignored as separate entities for federal income tax purposes, or, if applicable, taxed as partnerships for federal income tax purposes. Each Unitholder will upon request supply the information necessary to give proper effect to any such election.

     9.5  TAX CONTROVERSIES.  Avalon Cable Michigan  is designated the "Tax
          -----------------                                             ---
Matters Partner" (as defined in Code Section 6231) for the Company, and is
---------------
authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith; provided, that the Tax Matters Partner may be removed and/or replaced by action
--------
of Members which own Units which represent a Majority in Voting Interest. The Tax Matters Partner will at all times assure that any Member that holds a majority of the Class A Units held by Members, is a Notice Partner (as defined in section 6231(a)(8) of the Code) with respect to the Company. The Tax Matters Partner will promptly (immediately by telephone and then by personal delivery within 2 Business Days of notification or receipt of notice) (a) notify the Class A Unitholder of any audit or other material tax matter which is brought to the attention of the Tax Matters Partner, by notice from the Internal Revenue Service, and (b) forward to all Class A Unitholders copies of any notices, correspondence, reports or other instruments, communications or documents received by the Tax Matters Partner in connection therewith. The Tax Matters Partner, unless so approved by Members that hold a majority of the Class A Units held by Members, will not have the right: (i) to extend any statute of limitations or any period of limitations with respect to the Company or any Unitholder in any matter; (ii) to agree on behalf of itself or others to any settlement of any alleged tax deficiency or other tax matter, or to any adjustment of taxable income or loss or any item included therein, affecting the Company or any Unitholder; (iii) to file any petition for judicial review, or any other judicial proceeding, with respect to the Company or any Unitholder in any tax mater; or (iv) to file any requests for administrative review of adjustment, or other administrative relief, on behalf of the Company or any Unitholder in any tax matter. The Tax Matters Partner will provide each Class A Unitholder at least 5 Business Days advance notice of any meeting, whether in person, by telephone, or otherwise, with any representative of the Internal Revenue Service or other revenue agency, and each Unitholder shall have the right to have a representative of such Unitholder to be present at, or otherwise involved in, such a meeting, except that the requirements of this sentence shall not apply to meeting which are of a ministerial nature, or to meetings which concerns matters that are not material to any Class A Unitholder. Any deficiency for taxes imposed on any Unitholder (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Unitholder, and if required to be paid (and actually paid) by the Company, will be recoverable from such Unitholder as provided in Section 7.2.

                                   ARTICLE X
                          DISSOLUTION AND TERMINATION
                          ---------------------------

     10.1 DISSOLUTION.  The Company shall be dissolved only upon a Sale of the
          -----------
Company and upon the first of the following to occur:

          (a) Upon the election to dissolve the Company by action of Members which own Units which represent a Majority in Voting Interest;

          (b) Upon the retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of any Member who is at such time a Manager, or the occurrence of any other event which terminates the continued membership of any Member who is at such time a Manager, unless there is at least one remaining Member and the business of the Company is continued by the action of Members which own Units which represent a Majority in Voting Interest; or

          (c) Any other event that would cause the dissolution of a limited liability company under the Act.

     10.2 LIQUIDATION.
          -----------

          (a)  LIQUIDATOR.  Upon dissolution of the Company, the Managers will
               ----------
     appoint a Person to act as the "Liquidator," and such Person shall act as
                                     ----------
     the Liquidator unless and until a successor Liquidator is appointed as provided in this Section 10.2. The Liquidator will agree not to resign at any time without 30 days' prior written notice to the Members. The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by Members which own Units which represent a Majority in Voting Interest. Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided in this Section 10.2 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this
     Section 10.2.  The Liquidator will receive as compensation for its services
     (1) no additional compensation, if the Liquidator is an employee of the Company or any of its Subsidiaries, or (2) if the Liquidator is not such an employee, such compensation as the Managers may approve, plus, in either case, reimbursement of the Liquidator's out-of-pocket expenses in performing its duties.

          (b)  LIQUIDATING ACTIONS.  The Liquidator will liquidate the assets of
               -------------------
     the Company and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

               (i)   FIRST, to the payment of the Company's debts and
                     -----
                     obligations to its creditors, including sales commissions and other expenses incident to any sale of the assets of the Company.

               (ii)  SECOND, to the establishment of and additions to such
                     ------
                     reserves as the Managers deem necessary or appropriate.

               (iii) THIRD, to the Unitholders, pro rata in accordance with
                     -----
                     their positive Capital Account balances. In the case of a liquidation of the Company pursuant to this Section 10.2, prior to the distribution of the proceeds of liquidation, the Capital Accounts of the Unitholders shall first be revalued and adjusted pursuant to the provisions of Treasury Regulation Sections 1.704-1(b)(2)(iv)(e)-(g).

     The reserves established pursuant to clause (ii) above will be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Managers deem advisable, such reserves will be distributed to the Unitholders in accordance with Section 7.1.

          (c) The Members which own Class B-2 Units shall in connection with the liquidation of the Company be liable for the repayment to the Company, in cash, of the amount (if any) by which the balance in such Member's Capital Account is less than zero. Any such repayment shall be made before the later of: (i) the end of the taxable year in which the date of the liquidation of the Company occurs; or (ii) the 90th day after the date of the liquidation of the Company. For purposes of this Section 10.2(c), the date of the liquidation of the Company shall be the earlier of: (x) the date the Company is terminated under Section 708(b)(1)(B) of the Code as a result of transfers of 50% or more of the capital or profits interests in the Company within a 12-month period; or (y) the date on which the Company has ceased to be a going concern. In addition, for the purposes of this
     Section 10.2(c), the Company shall not be deemed to have ceased to be going concern until it has sold, distributed or otherwise disposed of substantially all of its assets. Amounts returned to the Company pursuant to this Section 10.2(c) by the Members which own Class B-2 Units shall be paid to creditors of the Company or distributed to the other Members in accordance with the positive balances in such other Members' Capital Accounts.

          (d)  DISTRIBUTION IN KIND.  The provisions of Section 10.2(b) which
               --------------------
     require the liquidation of the assets of the Company notwithstanding, but subject to the order of priorities set forth in Section 10.2(b), if upon dissolution of the Company the Managers and Members which own a majority of the Class A Units held by Members determine that an immediate sale of part or all of the Company's assets would be impractical or could cause undue loss to the Unitholders, then the Managers may, only with the consent of the Members which own a majority of the Class A Units held by Members, defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, only with the written consent of the Members which own a majority of the Class A Units held by Members, distribute to the Unitholders, in lieu of cash, as tenants in common and in accordance with the provisions of
     Section 10.2(b), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such distribution, the Managers and Members which own a majority of the Class A Units held by Members will determine the Fair Market Value of any property to be distributed in accordance with any valuation procedure which the Managers reasonably deem appropriate. In the case of a distribution in kind pursuant to the provisions of this Section 10.2(d), the Capital Accounts of the Unitholders shall first be revalued and adjusted pursuant to the provisions of Treasury Regulation Sections 1.704-1(b)(2)(iv)(e)-(g).

          (e)  REASONABLE TIME FOR WINDING UP. A reasonable time will be allowed
               ------------------------------
     for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2(b) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Company (or any Unitholder's interest in the Company) and related adjustments will be made by the end of the Fiscal Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulation Section 1.704-1(b)(2)(ii)(b).
                       -

                                  ARTICLE XI
                 ISSUANCE OR TRANSFER OF MEMBERSHIP INTERESTS
                 --------------------------------------------

     11.1 GENERALLY.  Issuances and Transfers of Units shall be subject to the
          ---------
applicable terms of the Related Agreements, and in addition shall not be effective unless all of the following conditions are satisfied:

          (a) The issuance or Transfer, as applicable, shall comply with all applicable laws, including any applicable securities laws.

          (b) The issuance or Transfer, as applicable, shall not affect the Company's existence or qualification as a limited liability company under the Act.

          (c) The issuance or Transfer, as applicable, shall not cause the Company to be classified as other than a partnership for United States federal income tax purposes.

          (d) The issuance or Transfer, as applicable, shall not result in a termination of the Company under Code Section 708, unless the Managers determine that any such termination will not have a material adverse impact on the Members.

          (e) The issuance or Transfer, as applicable, shall not cause the application of the tax-exempt use property rules of Code Sections 168(g)(l)(B) and 168(h) to the Company or its Members.

          (f) In the case of a Transfer, the Transferor Member shall pay the Company a transfer fee in an amount established by the Managers to pay the Company's reasonable expenses in connection with the Transfer.

          (g) The acquiring Person shall have agreed to be bound by this Agreement and shall have executed a counterpart signature page to this Agreement, and shall have executed such documents or instruments as the Managers determine to be necessary or appropriate to effect such Person's admission as a Member, including, without limitation, the Members Agreement.

     11.2 ADDITIONAL MEMBERS.  An Assignee shall be admitted to the Company as a
          ------------------
Member. Such admission shall become effective when the new Member has executed and delivered to the Company a counterpart of this Agreement.

     11.3 ASSIGNEE'S RIGHTS.  A Transfer of a Unit permitted under this
          -----------------
Agreement and the Members Agreement will be effective as of the date upon which all conditions thereto referred to in this Agreement (including the Related Agreements) have been satisfied, unless a later date is specified in the relevant transfer documentation and prior notice of such later date is given to the Company. Profits, Losses and other items will be allocated between the transferor and the transferee according to Code Section 706. Unless and until an Assignee becomes a Member in accordance with this Agreement, such Assignee will not be entitled to any of the rights granted to a Member under this Agreement or under applicable law, but will be entitled to the rights granted to a Unitholder hereunder or thereunder. Further, any such Assignee will be bound by any limitations and obligations contained therein with respect to Members.

     11.4 WITHDRAWAL OF MEMBER.  Upon the Transfer of all of the Units held by a
          --------------------
Member (the "Transferor Member") to a Person in accordance with this Agreement
             -----------------
(including the Related Agreements), the Transferor Member shall withdraw from the Company and thereupon cease to be a Member.

     11.5 TAX MATTERS.  On the transfer of all or part of an interest in the
          -----------
Company, at the request of the transferee of the interest, the Managers will, on request of any Member (and without such request, upon the death of a Member) cause the Company to elect, pursuant to Section 754 of the Code, to adjust the tax basis of the Company's properties as provided by Sections 734 and 743 of the Code.

                                  ARTICLE XII
                     MATTERS CONCERNING BRIDGE FACILITIES
                     ------------------------------------

     12.1 INTENTIONALLY OMITTED.
          ----------------------

     12.2 INTENTIONALLY OMITTED.
          ----------------------


                                  ARTICLE XII
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     13.1 NOTICES.
          -------

          (a) All notices, requests, demands and other communications under or in connection with this Agreement shall be given to or made upon (i) any Member, at such Member's address set forth on the attached Schedule 1; and (ii) the
                                                   ----------
Company, 201 East 69th Street, Penthouse G, New York, NY 10021, Attention: Joel Cohen, President, with copies to ABRY Partners, Inc., 18 Newbury Street, Boston, MA 02116, Attention: Jay Grossman, and to Kirkland & Ellis, 153 East 53rd Street, New York, NY 10022, Attention: John L. Kuehn (or in any case to such other address as the addressee may from time to time designate in writing to the sender).

          (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be deemed effectively given upon personal delivery or delivery by courier to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid and addressed as provided in Section 13.1(a).

     13.2 GOVERNING LAW.  ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION,
          -------------
CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND SPECIFICALLY THE ACT, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION)

THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     13.3  NO ACTION FOR PARTITION.  No Member shall have any right to maintain
           -----------------------
any action for partition with respect to the property of the Company.

     13.4  HEADINGS AND SECTIONS.  The headings in this Agreement are inserted
           ---------------------
for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections, Articles, Exhibits or Schedules shall be deemed to mean and refer to Sections, Articles, Exhibits or Schedules of or to this Agreement.

     13.5  AMENDMENTS.  This Agreement and the certificate of formation of the
           ----------
Company shall not be amended, supplemented or restated without first obtaining the written consent of: (i) Members which represent a Majority in Voting Interest; and (ii) Members which own a majority of the Class A Units held by Members; provided, that consent of the Members shall not be required under the
         --------
preceding clause (ii) in the event that the proposed amendment, supplement or restatement is made in connection with any issuance or proposed issuance of Units not in violation of any provisions of this Agreement.

     13.6  NUMBER AND GENDER.  Where the context so indicates, the masculine
           -----------------
shall include the feminine, the neuter shall include the masculine and feminine, and the singular shall include the plural.

     13.7  BINDING EFFECT.  Except as otherwise provided to the contrary in this
           --------------
Agreement, this Agreement shall be binding upon and inure to the benefit of the Members, their distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

     13.8  COUNTERPARTS.  This Agreement may be executed in multiple
           ------------
counterparts, each of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same agreement.

     13.9  SEVERABILITY.  Whenever possible, each provision of this Agreement
           ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement

     13.10 REMEDIES.  Each of the parties to this Agreement shall be entitled to
           --------
enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Unitholders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     13.11 BUSINESS DAYS.  If any time period for giving notice or taking action
           -------------
under this Agreement expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

     13.12 WAIVER OF JURY TRIAL.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO
           --------------------
THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

     13.13 NO STRICT CONSTRUCTION.  The parties to this Agreement have
           ----------------------
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     13.14 ENTIRE AGREEMENT.  Except as otherwise expressly set forth in this
           ----------------
Agreement, this Agreement and the other agreements referred to in this Agreement (including, without limitation, the Members Agreement and the Securities Purchase Agreement) embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.


                                 *   *   *   *

     IN WITNESS WHEREOF, the undersigned, have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.



                                   AVALON CABLE LLC

                                   By:  _______________________________
                                   Name:  _____________________________
                                   Its: _______________________________

                                   AVALON CABLE OF NEW ENGLAND HOLDINGS, INC.

                                   By:  _______________________________
                                   Name:  _____________________________
                                   Its: _______________________________

                                   AVALON CABLE OF MICHIGAN, INC.

                                   By:  _______________________________
                                   Name:  _____________________________
                                   Its: _______________________________


                                   AVALON INVESTORS, L.L.C.

                                   By:  _______________________________
                                   Name:  _____________________________
                                   Its: _______________________________

                               AVALON CABLE LLC

                     A DELAWARE LIMITED LIABILITY COMPANY

                                  SCHEDULE I
                                  ----------
                           NAMES AND UNIT OWNERSHIP


NAME AND ADDRESS FOR NOTICES                          UNIT OWNERSHIP
----------------------------                          --------------
Avalon Cable of Michigan, Inc.                    510,994 Class B-2 Units
201 East 69th Street, Penthouse G
New York, NY 10021
Attention: Joel Cohen - President

  with a copy (which shall not constitute
  ---------------------------------------
  notice) to:
  ----------

  ABRY Broadcast Partners, III, L.P.
  c/o ABRY Partners, Inc.
  18 Newbury Street
  Boston, MA 02116
  Attention: Jay Grossman

           and

  Kirkland & Ellis
  153 East 53rd Street
  New York, NY 10022
  Attn: John L. Kuehn

Avalon Cable of New England Holdings, Inc.         64,696 Class B-1 Units
201 East 69th Street, Penthouse G
New York, NY 10021
Attention: Joel Cohen - President

  with a copy (which shall not constitute
  ---------------------------------------
  notice) to:
  ----------

  ABRY Broadcast Partners, III, L.P.
  c/o ABRY Partners, Inc.
  18 Newbury Street
  Boston, MA 02116
  Attention: Jay Grossman

          and

  Kirkland & Ellis
  153 East 53rd Street
  New York, NY 10022
  Attention: John L. Kuehn

Avalon Investors, L.L.C.                           45,000 Class A Units
at such address of which it may give notice in accordance with Section 13.1 hereof.

  with a copy (which shall not constitute
  ---------------------------------------
  notice) to:
  ----------

  Cleary, Gottlieb, Steen & Hamilton
  One Liberty Plaza
  New York, NY 10006
  Attention: Michael L. Ryan

                                   SCHEDULE II
                                   -----------

                            OFFICERS OF THE COMPANY
                            -----------------------


     David Unger       Chairman and Assistant Secretary

     Joel Cohen        President, Chief Executive Officer and
                       Secretary

     Peter Polimino    Vice President of Finance

     Peter Luscombe    Vice President of Engineering

     Peggy Koenig      Vice President and Assistant Secretary

     Jay Grossman      Vice President and Assistant Secretary

                                   EXHIBIT A
                                   ---------

                            FORM OF NEW BRIDGE LOAN
                            -----------------------


__________, ____


       THIS PROMISSORY NOTE IS SUBORDINATE TO AMOUNTS OUTSTANDING UNDER THE LOANS OR EXCHANGE NOTES DEFINED IN THE BRIDGE LOAN AGREEMENT REFERRED TO BELOW AND TO THE CLASS A UNITS (AS DEFINED IN THE LLC AGREEMENT REFERRED TO BELOW). NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS PROMISSORY NOTE, CASH PAYMENTS OF PRINCIPAL OR INTEREST OUTSTANDING UNDER THIS PROMISSORY NOTE SHALL NOT BE MADE SO LONG AS: (A) THE LOANS OR EXCHANGE NOTES REMAIN OUTSTANDING; (B) ANY PAYMENT DEFAULT ON THE LOANS OR EXCHANGE NOTES EXISTS; (C) A PAYMENT BLOCKAGE IN RESPECT OF AMOUNTS OUTSTANDING UNDER THIS PROMISSORY NOTE HAS BEEN IMPLEMENTED BY THE ADMINISTRATIVE AGENT OR EXCHANGE NOTE TRUSTEE; OR
(D) THE CLASS A UNITS HAVE ANY UNPAID YIELD OR UNRETURNED CAPITAL VALUE (AS SUCH TERMS ARE DEFINED IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE MAKER, AS IN EFFECT FROM TIME TO TIME, THE "LLC AGREEMENT"); PROVIDED, HOWEVER, THAT INTEREST
                               -------------
DUE AND PAYABLE ON PRINCIPAL MAY BE ADDED TO THE PRINCIPAL AMOUNT OUTSTANDING UNDER THIS PROMISSORY NOTE RATHER THAN BEING PAID IN CASH.


                               AVALON CABLE LLC

                                PROMISSORY NOTE

       The undersigned (the "Maker") hereby agrees to pay to Avalon Cable
                             -----
Holdings, LLC, a Delaware limited liability company, or the registered holder hereof (in either case, the "Holder"), on _______________ (the "Maturity
                             ------                             --------
Date"), the unpaid principal sum of all loans made by the Holder to the Maker
----
from time to time, together with unpaid accrued interest thereon. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Bridge Loan Agreement (the "Bridge Loan Agreement") dated
                                        ---------------------
November 6, 1998 by and among, Avalon Cable LLC, a Delaware limited liability company, Avalon Cable of Michigan Holdings, Inc., a Delaware corporation, Avalon Cable Holdings Finance, Inc., a Delaware corporation, Lehman Brothers Inc. and Lehman Commercial Paper, Inc., as in effect from time to time, an executed copy of which has been delivered to the Holder.

       Interest will accrue on the unpaid principal amount of this Promissory Note from time to time at a rate per annum equal to the greater of (i) the applicable federal rate published from time to time by the U.S. Internal revenue Service for purposes of Section 1274(d) of the Internal Revenue Code of 1986, as amended; or (ii) the Reference Rate (as defined in the LLC Agreement); provided,
                                                                       --------
that at any time when there are amounts outstanding under the Bridge Loan Agreement, such rate shall exceed the rate in effect under such loan plus 100
                                                                     ----
basis points. Such interest will compound on each anniversary of the date hereof.

       Any payment in respect of this Promissory Note will be applied first to the unpaid accrued interest hereon and second to the unpaid principal amount hereof.

       Loans to the Maker by the Holder, and repayments of any or all of the principal amount thereof and/or accrued interest thereon will be recorded on the attached schedule.

       This instrument shall automatically convert into a quantity of Class B Units of the Maker (as defined in the LLC Agreement) determined by dividing (x) the sum of the unpaid principal sum of all loans made by the Holder to the Maker hereunder from time to time and the amount of unpaid accrued interest thereon by
(y) $75.149 on the earlier of: (i) the Maturity Date; (ii) the date which is eighteen (18) months after the date hereof; (iii) the date immediately prior to the date on which a Distribution shall be made by the Maker in connection with a Sale of the Company (as defined in the LLC Agreement) or liquidation; or (iv) the occurrence of a Bankruptcy (as defined in the LLC Agreement); or (v) the day after the date on which the Maker and the Holder otherwise agree.

       This Promissory Note shall be governed by the internal laws of the State of New York.

                           *   *   *   *   *   *   *

       IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be executed as of the date first set forth above.


                              AVALON CABLE LLC


                              By: _______________________________________
                                  Name:
                                  Title: